UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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United Parcel Service, Inc.
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Notice of 2017 Annual Meeting of Shareowners and Proxy Statement

Thursday, May 4, 2017
8:00 a.m. Eastern Time

The Hotel du Pont
Wilmington, Delaware

Scan this QR code with your smartphone or tablet for access to the Proxy Materials and Annual Report.

www.upsannualmeeting.com	3

United Parcel Service, Inc. 55 Glenlake Parkway, N.E. Atlanta, GA 30328 March 13, 2017

Dear Shareowners:

It is my pleasure to invite you to join us at UPS’s 2017 Annual Meeting of Shareowners. Since our last Annual Meeting we had the opportunity to celebrate the 40th anniversary of our operations in Europe, and in August we will recognize UPS’s 110th anniversary. We are proud of our history, which is built on a foundation of continuous improvement in our global integrated network and our broad portfolio of customer solutions.

As we move forward, our business continues to evolve as the pace of change around the globe increases. Shifting trade patterns, e-commerce growth and demand for specialized solutions all create exciting opportunities for our Company. We are focused on strategic investments in our business that improve efficiency, increase flexibility and provide more value to our customers and shareowners. Strategic partnerships, acquisitions, targeted industry solutions, and increased technology investments are all important to our strategy as we transform our network to provide customer solutions and capitalize on e-commerce and international growth.

Our financial strength enables us to make the necessary investments and to continue building on our leadership position. These investments will promote the long-term success of the Company and help UPS navigate the significant changes in global economic, social and political conditions.

UPS’s Board of Directors is central to our long-term strategy. Our Board oversees our risk management processes and our growth strategy. I encourage you to read the Risk Oversight and Strategic Planning sections of this Proxy Statement for additional information.

Finally, I want to encourage all of our shareowners to vote. This is your opportunity to share your views with the Company. We listen and take your feedback into account as we continually seek to grow our business, improve governance and increase shareowner value. We are grateful to those shareowners who have previously shared their views. As we approach the Annual Meeting, I encourage you to contact us with any questions or feedback at 404-828-6059.

On behalf of the entire Board of Directors, thank you for your continued support of UPS.

David P. Abney
Chairman and Chief Executive Officer

4	Notice of Annual Meeting of Shareowners and 2017 Proxy Statement

Notice of UPS 2017 Annual Meeting UNITED PARCEL SERVICE, INC. 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328

●	Date and Time: May 4, 2017, at 8:00 a.m. Eastern Time
●	Place: Hotel du Pont, 11th and Market Streets, Wilmington, Delaware
●	Record Date: March 6, 2017
●	Distribution Date: A Notice of Internet Availability of Proxy Materials or the Proxy Statement is first being sent to shareowners on or about March 13, 2017
●	Voting: Holders of class A common stock are entitled to ten votes per share; holders of class B common stock are entitled to one vote per share
●

Admission: To attend the meeting in person you will need proof of your share ownership (see page 67 for acceptable proof of ownership) as of the record date and a form of government-issued photo identification

Your vote is important. Please vote as soon as possible by using the Internet, by telephone or by signing and returning your proxy card if you received a paper copy of the proxy card by mail. Your voting options are described on the Notice of Internet Availability of Proxy Materials or proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Shareowner Meeting to be held on May 4, 2017. The Proxy Statement and our 2016 Annual Report are available at www.proxyvote.com. You may also view the Proxy Statement and other materials about the 2017 Annual Meeting at www.upsannualmeeting.com. Questions? Call 404-828-6059 (option 2).

Norman M. Brothers, Jr. Secretary Atlanta, Georgia March 13, 2017

Items of Business

		Voting Choices	Board Voting Recommendations	Page (for more information)
Company Proposals:
1.	Elect 12 directors named in this Proxy Statement to serve until the 2018 Annual Meeting and until their respective successors are elected and qualified	●Vote for all nominees ●Vote against all nominees ●Vote for some nominees and against others ●Abstain from voting on one or more nominees	FOR ALL	21
2.	Approve an advisory resolution on executive compensation	●Vote for the approval of executive compensation on an advisory basis ●Vote against the approval of executive compensation on an advisory basis ●Abstain from voting on the proposal	FOR	52
3.	Approve an advisory vote on the frequency of future advisory votes to approve executive compensation	●Vote for an advisory vote on executive compensation every three years (triennial) on an advisory basis ●Vote for an advisory vote on executive compensation every two years (biennial) on an advisory basis ●Vote for an advisory vote on executive compensation every year (annual) on an advisory basis ●Abstain from voting on the proposal	TRIENNIAL	52
4.	Ratify the appointment of Deloitte and Touche LLP as our independent registered public accounting firm for 2017	●Vote for ratification ●Vote against ratification ●Abstain from voting on the proposal	FOR	57
Shareowner Proposals (if properly presented):
5.	Prepare an annual report on lobbying activities	●Vote for the proposal ●Vote against the proposal ●Abstain from voting on the proposal	AGAINST	59
6.	Reduce the voting power of class A stock from ten votes per share to one vote per share	●Vote for the proposal ●Vote against the proposal ●Abstain from voting on the proposal	AGAINST	61
7.	Adopt Holy Land Principles	●Vote for the proposal ●Vote against the proposal ●Abstain from voting on the proposal	AGAINST	62

www.upsannualmeeting.com	5

Proxy Statement Summary

This Proxy Statement contains important information on company matters that require your vote. We are furnishing these proxy materials because you own shares of United Parcel Service, Inc. common stock and our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. We are first mailing this Proxy Statement to our shareowners on or about March 13, 2017. All properly executed written proxies, and all properly completed proxies submitted by telephone or the internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting. Only owners of record of shares of the Company’s common stock as of the close of business on March 6, 2017, the “Record Date”, are entitled to notice of, and to vote at, the meeting and any adjournment or postponement of the meeting. The Annual Meeting will be held May 4, 2017, at 8:00 a.m. Eastern Time at The Hotel du Pont, 11th and Market Streets, Wilmington, Delaware.

Corporate Governance Highlights

A brief overview of some of our corporate governance policies and practices is below:

●

The board has a Risk Committee comprised entirely of independent board members that is responsible for assisting in overseeing management’s identification and evaluation of enterprise risks. The Risk Committee met three times during 2016;

●	We have a highly engaged lead director with significant oversight responsibilities;
●	During 2016, the Nominating and Corporate Governance Committee improved its process for identifying, screening and recruiting director candidates;
●	All of our directors are independent, other than our CEO;
●	We provide for majority voting in uncontested director elections;
●	All directors are elected annually;
●	Independent directors meet regularly without management;
●	The board conducts an in depth review of company strategy on an annual basis; and
●	The board and each board committee conduct self-evaluations annually.

6	Notice of Annual Meeting of Shareowners and 2017 Proxy Statement

Election of Directors

The Board of Directors is asking you to elect 12 nominees for director. The table below provides summary information about the director nominees. The Company utilizes a majority voting standard which means that a nominee will only be elected if the number of votes cast for the nominee’s election is greater than the number of votes cast against that nominee. For more information see pages 12 and 15.

Name	Age	Director Since	Occupation	Committee(s)	Other Public Company Boards
Independent Directors
Rodney C. Adkins	58	2013	Former Senior Vice President of Corporate Strategy, International Business Machines	–Risk (Chair) –Compensation	3
Michael J. Burns	65	2005	Former Chairman, Chief Executive Officer and President, Dana Corporation	–Audit	0
William R. Johnson (lead director)	68	2009	Former Chairman, President and Chief Executive Officer, H.J. Heinz Company	–Nominating and Corporate Governance (Chair) –Executive	2
Candace Kendle	70	2011	Co-founder and Former Chairman and Chief Executive Officer, Kendle International Inc.	–Audit –Risk	1
Ann M. Livermore	58	1997	Former Executive Vice President, Hewlett-Packard Company	–Compensation (Chair) –Risk –Executive	2
Rudy H.P. Markham	71	2007	Former Financial Director, Unilever	–Audit	3
Franck J. Moison	63	2017	Vice Chairman, Colgate-Palmolive Company	–Nominating and Corporate Governance	1
Clark T. Randt, Jr.	71	2010	Former U.S. Ambassador to the People’s Republic of China	–Compensation –Nominating and Corporate Governance	3
John T. Stankey	54	2014	CEO, AT&T Entertainment Group	–Nominating and Corporate Governance –Risk	0
Carol B. Tomé	60	2003	Chief Financial Officer and Executive Vice President — Corporate Services, The Home Depot, Inc.	–Audit (Chair)	0
Kevin M. Warsh	46	2012	Former Member of the Board of Governors of the Federal Reserve System, Distinguished Visiting Fellow, Hoover Institution, Stanford University	–Compensation –Nominating and Corporate Governance	0
Non-Independent Director
David P. Abney	61	2014	Chairman and Chief Executive Officer, United Parcel Service, Inc.	–Executive (Chair)	1

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Our Performance Highlights

Financial Performance

The Company had another successful year during 2016. Following are some financial highlights:

Revenue	Net Income
(in billions of dollars)	(in billions of dollars)

Diluted Earnings	Operating Margin
(in dollars per share)	(percent)

8	Notice of Annual Meeting of Shareowners and 2017 Proxy Statement

Shareowner Returns

UPS is committed to investing in the business in ways that increase capacity, improve efficiency, promote growth in global markets and capitalize on opportunities to improve the business.

The Company is also committed to returning excess cash to shareowners. Under the Company’s balanced approach, dividends are a priority while share repurchases represent a discretionary use of cash only after meeting the needs of the business. The following graphs highlight our returns to shareowners:

Annual Cash Dividends	Shares Repurchased
(in dollars per share)	(in billions of dollars)

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2016 Compensation Actions Summary

Key compensation decisions for the Named Executive Officers (“NEOs”) for 2016 include the following:

●	Most of our NEOs’ total direct compensation is performance-based and is considered “at risk” (90% for the CEO and 86% for all other NEOs as a group). See page 31;
●	In order to ensure that total compensation at UPS remains competitive with peer group companies, the Compensation Committee approved certain executive compensation changes in September 2016. See page 37;
●	As a result of the annual performance review process, base salaries of the NEOs were increased by an average of 4.1%. Certain NEOs also received an additional 10% base salary increase in October. See page 33; and
●	The 2014 LTIP awards, which had three-year performance goals ending in 2016, were earned at 72% of target based on revenue growth, operating return on invested capital and relative total shareowner return. See page 38.

Compensation Practices

Our compensation programs are designed to align executive decision-making with the long-term interests of our shareowners. A significant portion of executive pay is tied to company performance over a multi-year period. We also have a long-standing owner-manager culture. Other compensation and governance practices that support these principles include the following:

●	We do not have employment agreements with executive officers;
●	We do not have separate change in control or severance agreements with executive officers;
●	We do not provide tax gross-ups to executive officers with respect to equity awards;
●	Our compensation practices provide a balanced mix of cash and equity, annual and longer-term incentives, and performance metrics which mitigate excessive risk-taking;
●	Our 2015 Incentive Compensation Plan (“2015 Plan”) includes clawback provisions that permit us to recover awards granted to executive officers;
●	Our 2015 Plan requires a “double trigger” — both a change in control and a termination of employment — to accelerate the vesting of unvested awards that are continued or assumed by the successor entity;
●	We have robust stock ownership guidelines that include a target ownership of eight times annual salary for the Chief Executive Officer and five times annual salary for other executive officers;
●	We prohibit executive officers and directors from hedging their ownership in UPS stock. Additionally, in 2014 we adopted a policy prohibiting our executive officers and directors from entering into future pledges of UPS stock;
●	We use three-year performance goals for revenue growth, operating return on invested capital and relative total shareowner return (“TSR”) for our long-term incentive performance awards; and
●	Our annual equity awards vest 20% per year over a five-year period.

Say on Pay and Say on Pay Voting Frequency

We maintain an executive compensation program that supports the long-term interests of our shareowners. The Board of Directors is asking you to approve on an advisory basis the compensation of the Named Executive Officers, as described in the Compensation Discussion and Analysis section and in the compensation tables and accompanying narrative disclosure in the proxy statement beginning on page 30.

The board is also asking you to approve that future advisory votes to approve executive compensation be held every three years, or on a triennial basis.

10	Notice of Annual Meeting of Shareowners and 2017 Proxy Statement

Ratification of the Appointment of the Independent Registered Public Accounting Firm

The board is asking you to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. We have provided summary information with respect to the fees billed for services provided to us by Deloitte & Touche LLP during the fiscal years ended December 31, 2016 and 2015. For more information, see page 57.

	2016	2015
Fees Billed:
Audit Fees	$14,493,000	$13,939,000
Audit-Related Fees	$1,380,000	$1,351,000
Tax Fees	$592,000	$797,000
Total	$16,465,000	$16,087,000

Shareowner Proposals

The board is asking you to vote AGAINST the shareowner proposals requiring an annual report on lobbying activities, reducing the voting power of our class A stock and calling for the adoption of the Holy Land Principles. For more information about the proposals, see information starting on page 59.

www.upsannualmeeting.com	11

Corporate Governance

Our Board of Directors employs practices that foster effective board oversight of critical matters such as strategy, management succession planning, financial and other controls, risk management and compliance. The board reviews our major governance documents, policies and processes regularly in the context of current corporate governance trends, regulatory changes and recognized best practices. The following sections provide an overview of our corporate governance structure and processes, including key aspects of our board operations.

Selecting Director Nominees

The Nominating and Corporate Governance Committee is responsible for reviewing and recommending director nominees to the board, including candidates to fill vacancies. When evaluating director candidates, the Nominating and Corporate Governance Committee considers factors such as personal character, values and disciplines, ethical standards, diversity, other outside commitments, professional background and skills. This evaluation is done in the context of an assessment of the needs of the board at the time. The board’s annual self-evaluation process also helps inform the Nominating and Corporate Governance Committee as to areas the board believes it needs additional expertise, skills or experience.

Each director candidate is carefully evaluated to ensure that other existing and planned future commitments will not materially interfere with his or her responsibilities as a UPS director. The Nominating and Corporate Governance Committee’s objective is to maintain a board of individuals of the highest personal character, integrity and ethical standards. The Nominating and Corporate Governance Committee also seeks candidates that reflect a range of professional backgrounds and skills relevant to our business. Our director biographies highlight the experiences and qualifications that were among the most important to the Nominating and Corporate Governance Committee and the board in concluding that the nominee should serve as a director of the Company.

The Nominating and Corporate Governance Committee may use a variety of sources to identify candidates, including recommendations from independent directors or members of management, search firms, discussions with other persons who may know of suitable candidates and shareowner recommendations. Our newest director, Franck Moison, was recommended by our lead independent director, William Johnson. Evaluations of prospective candidates typically include a review of the candidate’s background and qualifications by the Nominating and Corporate Governance Committee, interviews with the Committee as a whole, one or more members of the Committee, or one or more other board members, and discussions of the Committee and the full board.

During 2016, the Nominating and Corporate Governance Committee improved its process for identifying, screening and recruiting director candidates. The Committee hired an outside consultant to advise and assist in the improvement of the process and to provide an independent perspective of board candidates. The updated process provides a framework for allowing active and ongoing consideration of potential directors. With the assistance of the consultant, the Nominating and Corporate Governance Committee conducted an in-depth board composition analysis to identify a list of potential director candidates according to desired competencies. The list of potential candidates is reviewed during each meeting of our Nominating and Corporate Governance Committee. Candidates are added or removed from the list after the meetings. The consultant helps evaluate potential candidates and supports the recruitment process.

The Nominating and Corporate Governance Committee considers shareowner proposed director candidates on the same basis as recommendations from other sources. Shareowners who wish to recommend a director candidate to the Nominating and Corporate Governance Committee may do so by submitting the name of the prospective candidate in writing to the following address: Corporate Secretary, 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328. Submissions should describe the experience, qualifications, attributes and skills that make the prospective candidate a suitable director nominee. Our Bylaws set forth the requirements for direct nomination by a shareowner of persons for election to the Board of Directors. These requirements are described under “Other Information for Shareowners — Shareowner Proposals and Nominations for Director at the 2018 Annual Meeting” on page 68.

12	Notice of Annual Meeting of Shareowners and 2017 Proxy Statement

Board Diversity

A variety of viewpoints contribute to a more effective decision-making process. The Nominating and Corporate Governance Committee considers diversity in identifying director nominees, including personal characteristics such as race, gender, age and cultural background, as well as diversity in experience and skills relevant to the board’s performance of its responsibilities in the oversight of a complex global business. The Nominating and Corporate Governance Committee assesses the effectiveness of its efforts at pursuing diversity through its periodic evaluation of the board’s composition. Our 12 director nominees include a diverse range of individuals, including three women, one African-American, two nominees who are European and a nominee who spent his entire career in Asia. We also have a great degree of age diversity among our nominees, with our directors’ ages ranging between 46 and 71 years.

Director Nominee Diversity
(gender and race)

Board Refreshment and Succession Planning

The Nominating and Corporate Governance Committee regularly considers the long-term make up of our Board of Directors and how the members of our board change over time. The Nominating and Corporate Governance Committee also considers the experience needed for our board as our business and the markets in which we do business evolve. Our board aims to strike a balance between the knowledge that comes from longer-term service on the board with the new experience, ideas and energy that can come from adding directors to the board. Since 2009 we have added 7 new independent directors to our board and have had 5 directors retire. We believe the average tenure for our director nominees of approximately 7.7 years reflects the balance the board seeks between different perspectives brought by long-serving directors and new directors.

Director Nominee Tenure

Director Independence

Our Corporate Governance Guidelines include director independence standards that meet the listing standards set forth by the New York Stock Exchange (“NYSE”), which require a majority of our directors to be independent. Our Corporate Governance Guidelines are available on the governance section of our investor relations website at www.investors.ups.com.

The board reviewed the independence of each director nominee in February 2017 and considered whether there were any relationships between each director or any member of his or her immediate family, and UPS. The board also examined whether there were any relationships between an organization of which a director is a partner, principal shareowner or executive officer, and UPS. This review allowed the board to determine whether any such relationships were inconsistent with a determination that a director is independent.

Independent Director Nominees

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As a result of this review, the board affirmatively determined that the following director nominees are independent: Rodney Adkins, Michael Burns, William Johnson, Candace Kendle, Ann Livermore, Rudy Markham, Franck Moison, Clark Randt, John Stankey, Carol Tomé and Kevin Warsh. Accordingly, all of our director nominees, other than our Chairman and Chief Executive Officer, David Abney, are independent. All directors on the Audit, Compensation, Nominating and Corporate Governance and Risk Committees are independent.

In determining the independence of Michael Burns, John Stankey, Franck Moison, and Carol Tomé, our board considered ordinary course business relationships between UPS and the organizations that employed these directors or their immediate family members during 2016. The board determined that none of these transactions were material to the Company, the individuals or the organizations with which they were associated.

Board Leadership

The board selects the Chairman and the Chief Executive Officer after receiving recommendations from the Nominating and Corporate Governance Committee. The board evaluates and determines the most appropriate leadership structure for UPS at any given time. The Nominating and Corporate Governance Committee periodically evaluates and recommends whether or not to separate or combine the roles of Chairman and Chief Executive Officer.

The board determined that David Abney, who has primary responsibility for managing the Company’s day-to-day operations and has extensive knowledge and understanding of the Company, is best positioned to lead the board at this time and to focus the board’s attention on the issues of greatest importance to the Company and its shareowners. Having our Chief Executive Officer serve as Chairman of the Board also is consistent with the historical practice of UPS, as all ten of our previous Chief Executive Officers have also served as Chairman of the Board, and we believe that this leadership structure has been effective for the Company.

Independent Board Leadership

The board also recognizes the importance of independent oversight of the board. Accordingly, in February 2016, the independent directors of the board appointed William Johnson as lead independent director.

Our lead independent director’s leadership authority and responsibilities include:

●	Presiding at meetings of the board at which the Chairman is not present, including executive sessions of the non-management and independent directors;
●	Approving information sent to the board;
●	Approving the agenda and schedule for board meetings to provide sufficient time for discussion of all agenda items;
●	Serving as liaison between the Chairman and the non-management and independent directors;
●	Being available for consultation and communication with major shareowners upon request; and
●	Having the authority to call executive sessions of the non-management and independent directors.

Furthermore, all of the directors on each of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Risk Committee are independent. Each of these committees is led by a chairperson who sets the agenda for the committee and reports to the full board on the committee’s work. Additionally, non-management directors meet in executive session without management present as frequently as they deem appropriate, as discussed below. We believe that this structure provides the best form of leadership for the Company and its shareowners at this time.

Executive Sessions of Non-Management Directors

Our non-management directors hold executive sessions without management present as frequently as they deem appropriate, typically at the time of each regular board meeting. The lead independent director determines the agenda for the session, presides at the session and, after the session, acts as a liaison between the non-management directors and the Chairman and Chief Executive Officer. The lead independent director may invite the Chairman and Chief Executive Officer to join the session for certain discussions, as he or she deems appropriate. If the non-management directors include in the executive sessions any non-independent directors, then at least once a year an executive session is held including only the independent directors.

14	Notice of Annual Meeting of Shareowners and 2017 Proxy Statement

Board and Committee Evaluations

Our board has a proven and detailed annual self-evaluation process. In addition, the charters of each of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee require an annual performance evaluation. The Nominating and Corporate Governance Committee oversees the annual self-assessment process on behalf of the board and the implementation of the annual self-assessments by the committees.

All board members and all members of the Audit, Compensation, Nominating and Corporate Governance, and Risk Committees complete a detailed confidential questionnaire. The questionnaire provides for quantitative ratings in key areas and also allows directors to provide feedback and make detailed anonymous comments. The Chair of the Nominating and Corporate Governance Committee reviews the responses with the Chairs of the Audit, Compensation and Risk Committees. The Chair of the Nominating and Corporate Governance Committee also discusses the board self-evaluation with the full board. Matters requiring follow-up are addressed by the Chair of the Nominating and Corporate Governance Committee or the Chairs of the Audit, Compensation, or Risk Committee, as appropriate.

Feedback from the evaluations has driven several changes in board operations, including the format and timing of board meeting materials, board meeting agendas and recurring topics, director orientation and director recruitment practices.

Majority Voting and Director Resignation Policy

Our Bylaws provide for majority voting in uncontested director elections. Under the majority voting standard, directors are elected by a majority of the votes cast. This means that in order to be elected the number of votes cast for a director must exceed the number of votes cast against that director.

Any director who does not receive a majority of the votes cast must offer to resign from the board. The Nominating and Corporate Governance Committee will recommend to the board whether to accept or reject the offer to resign. The Nominating and Corporate Governance Committee will consider all relevant factors in making the recommendation. The board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the election results. The board will take into account the factors considered by the Nominating and Corporate Governance Committee and any additional relevant information. Any director who offers to resign must recuse himself or herself from the board vote, unless the number of independent directors who were successful incumbents is fewer than three. The board will promptly disclose its decision regarding any offer to resign, including its reasoning. If the board determines to accept a director’s offer to resign, the Nominating and Corporate Governance Committee will recommend whether and when to fill such vacancy or whether to reduce the size of the board.

Risk Oversight

Our board is responsible for overseeing our management of risk. The board has a Risk Committee comprised entirely of independent board members to assist in overseeing management’s identification and evaluation of enterprise risks. In particular, the Risk Committee focuses on strategic enterprise risks including, but not limited to, risks associated with technology, intellectual property and operations, such as the quality, adequacy and effectiveness of the Company’s data security, privacy, technology and information security policies, procedures, and internal controls; cybersecurity and cyber incident response; and business continuity and disaster recovery planning and capabilities. The Risk Committee met three times during 2016. In addition, the Company’s General Counsel, the Chief Information Officer, and the head of the Company’s compliance and internal audit functions have regularly scheduled individual private meetings with the Risk Committee.

The Audit Committee has certain statutory, regulatory, and other responsibilities with respect to oversight of risk assessment and risk management. Specifically, the Audit Committee is responsible for overseeing policies with respect to financial risk assessment, including guidelines to govern the process by which major financial and accounting risk assessment and management is undertaken by the Company. The Risk Committee coordinates with the Audit Committee as necessary and appropriate to enable the Audit Committee to perform its responsibilities.

The board’s other independent committees oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee considers the risks to our business associated with our compensation policies and practices, with respect to both executive compensation and compensation generally. The Nominating and Corporate Governance Committee considers risks related to governance matters, including succession planning for the CEO and other senior officers. In addition, our full board regularly engages in discussions of the most significant risks that the Company has identified and how these risks are being managed. The board reviews periodic assessments from the Company’s ongoing enterprise risk management process that are designed to

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identify potential events that may affect the achievement of the Company’s objectives or have a material adverse effect on the Company. The board also receives reports on risk management from senior officers of the Company and from the committee chairs regularly.

The Company’s General Counsel reports directly to our Chief Executive Officer, providing him with visibility into the Company’s risk profile. The head of the Company’s compliance and internal audit functions regularly reports to the Audit Committee, and each of the General Counsel, Chief Financial Officer and the compliance and internal audit department manager have regularly scheduled private sessions with the Audit Committee. The Board of Directors believes that the work undertaken by the committees of the board, together with the work of the full board and the Company’s senior management, enables the Board of Directors to effectively oversee the Company’s management of risk.

Strategic Planning

Our board has deep experience and expertise in the area of strategy development and has significant oversight of our corporate strategy and long-range operating plans. Acting as a full board and through each independent board committee, the board is fully engaged in the Company’s strategic planning process.

Setting the strategic course of the Company involves a high level of constructive engagement between management and the board. Management develops and prioritizes strategic plans on an annual basis. Management then reviews these strategic plans with the board during an annual board strategy meeting, along with the Company’s challenges, industry dynamics, and legal, regulatory and governance developments, among other factors.

Management provides the board with comprehensive updates throughout the year regarding the implementation and results of the Company’s strategic plans, as well as monthly updates regarding the Company’s financial performance. In addition, the CEO communicates regularly with the board on important business opportunities, financial and operational performance, and other Company developments such as labor relations, customer interactions and media coverage.

This process allows the board to understand and impact the Company’s strategic plans, including plans related to return of capital to shareowners, mergers and acquisitions, competitive challenges, changing marketplace conditions and operational technologies. As a result, the board has substantial oversight of the development and implementation of the Company’s strategic plans and the board is able to effectively monitor the Company’s progress with respect to the strategic goals and objectives.

Management Succession Planning and Development

Succession planning and talent development are important at all levels within our organization. The board oversees management’s succession plan for key positions at the senior officer level, and most importantly for the Chief Executive Officer position. The board’s succession planning activities are ongoing and strategic. The board also regularly evaluates succession plans in the context of the Company’s overall business strategy and with a focus on risk management.

Potential leaders interact with board members through formal presentations and during informal events. More broadly, the board is regularly updated on key talent indicators for the overall workforce, including diversity, recruiting and development programs. During 2016, the board had the opportunity to meet with key members of the Company’s international leadership team from around the world. This international talent review was the result of input from board members.

Meeting Attendance

Our Board of Directors held 6 meetings during 2016. Our directors are diligent with respect to meeting attendance. In the rare instances when a director cannot attend a meeting in person, they participate by teleconference. None of our directors attended less than 75% of the total number of board and any committee meetings of which he or she was a member. Our directors are expected to attend the Annual Meeting. All directors who were serving on the board at the time of our 2016 Annual Meeting attended the Annual Meeting.

16	Notice of Annual Meeting of Shareowners and 2017 Proxy Statement

Code of Business Conduct

We are committed to conducting our business in accordance with the highest ethical principles. Our Code of Business Conduct is applicable to anyone who represents our enterprise, including our directors, executive officers and all other employees and agents of our Company and our subsidiary companies. A copy of our Code of Business Conduct is available on the governance section of our investor relations website at www.investors.ups.com.

Conflicts of Interest and Related Person Transactions

Our Audit Committee is responsible for overseeing our Code of Business Conduct, which includes policies regarding conflicts of interest. The Code requires employees and directors to avoid conflicts of interest, defined as situations where the person’s private interests conflict, or may appear to conflict, with the interests of UPS.

The board adopted a written related person transactions policy that applies to any transaction or series of transactions in which: (1) the Company or any of its subsidiaries is a participant; (2) any “related person” (executive officer, director, greater than 5% beneficial owner of the Company’s common stock, or an immediate family member of any of the foregoing) has or will have a material direct or indirect interest; and (3) the aggregate amount involved since the beginning of the Company’s last completed fiscal year will exceed or may reasonably be expected to exceed $100,000.

The policy provides that related person transactions that may arise during the year are subject to Audit Committee approval or ratification. In determining whether to approve or ratify a transaction, the Audit Committee will consider, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party, the extent of the related person’s interest in the transaction, whether the transaction would impair independence and whether there is a business reason for UPS to enter into the transaction. A copy of the policy is available on the governance section of our investor relations website at www.investors. ups.com. The Company did not engage in any related person transactions during 2016 that required disclosure in this proxy statement or under the Company’s policy.

At least annually, each director and executive officer completes a detailed questionnaire that discloses any business relationships that may give rise to a conflict of interest, including transactions where UPS is involved and where an executive officer, a director or a related person has a direct or indirect material interest. We also review the Company’s financial systems and related person transactions to identify potential conflicts of interest. The Nominating and Corporate Governance Committee reviews the information from the questionnaire and our financial systems and makes recommendations to the Board of Directors regarding the independence of each board member. We have immaterial normal course of business relationships with companies with which our directors are associated. The Nominating and Corporate Governance Committee reviewed these transactions and relationships that occurred in 2016 and believes they were entered into on terms that are both reasonable and competitive and did not affect director independence. Additional transactions and relationships of this nature may be expected to take place in the ordinary course of business in the future.

Transactions in Company Stock

We prohibit our executive officers and directors from hedging their ownership in UPS stock. Specifically, they are prohibited from purchasing or selling derivative securities relating to UPS stock and from purchasing financial instruments that are designed to hedge or offset any decrease in the market value of UPS securities. In addition, in 2014 we adopted a policy prohibiting our executive officers and directors from entering into future pledges of UPS stock.

Furthermore, our employees, officers, and directors are prohibited from engaging in short sales of UPS stock. A “short sale” is one involving securities that the seller does not own at the time of sale or, if the securities are owned, where they will be delivered on a delayed basis. Selling securities “short” is consistent with an expectation that the price of the securities will decline in the near future, is often speculative in nature, and may have an adverse effect on the market price of the securities being sold.

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Shareowner Engagement

Shareowner engagement is an essential aspect of corporate governance. We are receptive to shareowner engagement, and we are committed to transparency and proactive interactions with our investors.

Our management team participates in numerous investor meetings to discuss our business, our strategy and our financial results each year. These meetings include in-person, telephone and webcast conferences, and headquarters and facility visits within the United States and in key international locations.

During the most recent proxy season, our management team contacted holders of over 37% of our class B common stock to discuss our executive compensation programs and corporate governance practices. We proactively correspond with key investors throughout the year.

We have taken into account the views of our shareowners when making many of our governance and disclosure decisions in recent years, including:

●	Appointment of a lead independent director;
●	Prohibition of hedging and future pledging by executive officers and directors;
●	Expanded disclosure about the board’s role in strategic planning;
●	Enhanced disclosure and governance regarding political contributions;
●	Expanded disclosure regarding sustainability;
●	Added an individual payout cap to our annual incentive plan;
●	Enhanced executive compensation disclosure, including how the metrics in our Long-Term Incentive Performance Plan align with long-term value creation for our shareowners;
●	Enhanced disclosure about board refreshment and board succession planning, as well as our board self-evaluation process;
●	Enhanced disclosure about diversity;
●	Expanded the Audit Committee’s report in the proxy statement; and
●	Updated the presentation of our proxy statement to enhance readability and understanding by our shareowners.

We inform our board through our Compensation Committee and our Nominating and Corporate Governance Committee about our conversations with key investors concerning our executive compensation and governance practices. Our directors carefully consider feedback from institutional investors and other shareowners. The Compensation Committee also annually engages an independent compensation consultant to review executive compensation trends that may be important to our investors. The Compensation Committee’s consideration of shareowner feedback, along with the market information and analysis provided by its independent compensation consultant, have influenced a number of changes to our executive compensation program over the past several years:

●	Increased the performance-based equity in our compensation program;
●	Eliminated single-trigger equity vesting following a change in control;
●	Added relative total shareowner return as a metric for our Long-Term Incentive Performance Plan; and
●	Eliminated tax gross-ups.

The design of our executive compensation program is guided by our executive compensation philosophy and core principles described in the Compensation Discussion and Analysis on page 30. Materials from our investor presentations, including information on the work of our board and its committees, are available on our investor relations website at www.investors.ups.com.

Communicating with our Board of Directors

Any shareowners or interested parties who wish to communicate directly with our board, with our non-management directors as a group or with the lead independent director may do so by writing to the Corporate Secretary, 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328. Please specify to whom your letter should be directed. After review by the Corporate Secretary, appropriate communications will be promptly forwarded to the addressee. Advertisements, solicitations for business, requests for employment, requests for contributions, matters that may be better addressed by management or other inappropriate materials will not be forwarded to our directors.

18	Notice of Annual Meeting of Shareowners and 2017 Proxy Statement

Political Contributions and Lobbying

Overview

Our responsible participation in the U.S. political process is important to the success of our business and the protection of shareowner value. We participate in this process in accordance with good corporate governance practices. Our Political Contributions and Lobbying Policy (“policy”) is available at www.investors.ups.com. The following discussion highlights our practices and procedures regarding political contributions and lobbying.

Board Oversight and Processes

Political contributions are made in a legal, ethical and transparent manner that we believe best represents the interests of our shareowners. All political and lobbying activities are conducted only with the prior approval of our Public Affairs department and in accordance with the terms of our policy. Senior management works with Public Affairs to focus our involvement at all levels of government on furthering our business objectives and our goal of protecting and enhancing shareowner value. The president of our Public Affairs department reviews all UPS political and lobbying activities and regularly reports to the Board of Directors and to our Nominating and Corporate Governance Committee.

●	Our policy is overseen by the Nominating and Corporate Governance Committee, a committee composed entirely of independent directors.
●	As a general policy, UPS does not make corporate political contributions.
●

Any deviations from the prohibition against corporate political contributions must be approved by the Nominating and Corporate Governance Committee and reported in UPS’s semi-annual political contribution report.

●

UPS offers certain eligible employees the opportunity to make political contributions through a company-sponsored political action committee, called the UPS Political Action Committee, or UPSPAC. The UPSPAC is organized and operated on a strictly voluntary, nonpartisan basis and is registered with the Federal Election Commission.

Lobbying and Trade Associations

UPS Public Affairs is responsible for coordinating our lobbying activities, including engagements with federal, state, and local governments. UPS is a member of a variety of trade associations and other tax exempt organizations that engage in lobbying. The Company may participate in lobbying activities when involvement is consistent with specific UPS business objectives. These decisions are subject to board oversight and are regularly reviewed by the Nominating and Corporate Governance Committee.

●

In accordance with the terms of our policy, all lobbying activities are conducted only with the prior approval of UPS Public Affairs, which works with senior management to focus on furthering our business objectives and our goal of protecting and enhancing shareowner value.

●

The Nominating and Corporate Governance Committee regularly reviews UPS’s participation in trade associations and other tax exempt organizations that engage in lobbying to determine if our involvement is consistent with specific UPS business objectives.

We have comprehensive policies, practices and tracking mechanisms to support and govern our lobbying activities. These mechanisms cover compliance with laws and regulations regarding the lobbying of government officials, the duty to track and report lobbying activities, and the obligation to treat lobbying costs and expenses as nondeductible for tax purposes. All lobbying contacts with covered government officials must be coordinated with and approved by the president of our Public Affairs department.

Transparency

We are committed to meaningful transparency and oversight with respect to our political activities. We publish a semi-annual report disclosing the following information, all of which is reviewed and approved by the Company’s Nominating and Corporate Governance Committee prior to publication:

●	Amounts and recipients of any federal and state political contributions made by UPS in the United States (if any such expenditures are made); and
●	Payments to trade associations that receive $50,000 or more from UPS and that use a portion of the payment for political contributions, as reported by the trade association to UPS.

UPS also files a publicly available federal Lobbying Disclosure Act Report each quarter, providing information on activities associated with influencing legislation through communications with any member or employee of a legislative body or with

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any covered executive branch official. The report also provides disclosure on expenditures for the quarter, describes the specific pieces of legislation that were the topic of communications, and identifies the individuals who lobbied on behalf of UPS.

These reports are available at lobbyingdisclosure.house.gov and www.senate.gov/legislative/opr.htm. UPS files similar periodic reports with state agencies reflecting state lobbying activities which are also publicly available.

Sustainability

We are one of the world’s largest private employers. We serve millions of customers around the world, we operate in more than 220 countries and territories, and many investors include our shares in their portfolios. Our success is dependent on economic stability, global trade and a society that welcomes opportunity. We understand the importance of acting responsibly as a business, an employer and a corporate citizen.

Engagement on sustainability issues is important to our stakeholders. Our board delegates authority for day-to-day management of economic, environmental, and social topics to UPS management. The board oversees economic, environmental and social issues and is in touch with stakeholder concerns through a number of processes. For example, the board is regularly briefed on issues of concern for customers, unions, employees, retirees and investors. Furthermore, the board oversees all efforts by UPS management to develop our values, strategies and policies related to economic, environmental, and social impacts.

UPS was among the first Fortune 100 companies to appoint a chief sustainability officer. Our chief sustainability officer regularly reports to the board regarding sustainability strategies, priorities, goals, and performance. In addition, members of the board review the contents of our sustainability report each year and provide feedback to the Company.

Economic, environmental and social risks are part of our comprehensive enterprise risk management program. The board reviews the effectiveness of our risk management and due diligence processes related to economic, environmental, and social topics. In addition, the board actively considers economic, environmental and social issues in connection with the board’s involvement in UPS’s strategic planning process.

As a global transportation and logistics company, UPS recognizes that greenhouse gas (“GHG”) emissions affect the climate and pose a serious challenge to the environment—and ultimately to the global economy. We believe that everyone should share responsibility for improving energy efficiency and reducing GHG emissions in the atmosphere. After engagement with several external stakeholder groups, UPS is examining ways to enhance our climate change strategy by adopting science-based greenhouse gas reduction targets and quantitative targets for obtaining and producing electricity from renewable sources. We recognize the important role that renewable energy must play in executing our carbon reduction strategy and have assessed – and will continue to assess – development of various avenues to increase UPS’s use of renewable energy.

Each year we publish a corporate sustainability report showcasing the aspirations, achievements and challenges of our commitment to balancing the social, economic and environmental aspects of our business. The report is available at www.sustainability.ups.com.

Corporate Governance Guidelines and Committee Charters

Our Corporate Governance Guidelines are available on the governance section of our investor relations website at www.investors.ups.com. The charters for each of the Audit, Compensation, Nominating and Corporate Governance and Risk Committees also are available on the governance section of our investor relations website. Each committee reviews its charter annually to determine if any changes are needed. In addition, the Nominating and Corporate Governance Committee reviews the Corporate Governance Guidelines on an annual basis and recommends any changes to the board for approval. When making changes to the committee charters or Corporate Governance Guidelines, we consider current governance trends and best practices, advice from outside sources and input from our investors.

20	Notice of Annual Meeting of Shareowners and 2017 Proxy Statement

Your Board of Directors

Proposal 1 — Director Elections

What am I voting on? Shareowners are asked to elect each of the 12 director nominees named in this Proxy Statement to hold office until the 2018 Annual Meeting and until their respective successors are elected and qualified.
Voting Recommendation: The Board of Directors recommends that shareowners vote FOR the election of each nominee.
Vote Required: A director will be elected if the number of shares voted FOR that director exceeds the number of votes AGAINST that director.

The board has nominated the 12 persons named below for election as directors at the Annual Meeting. The nominees shall serve until the next Annual Meeting and until their respective successors are elected and qualified. Each nominee is currently serving on the board and, other than Franck Moison, was elected by shareowners at our last Annual Meeting. Franck was recommended for election to the board by our lead independent director, William Johnson. If any nominee is unable to serve as a director, the board may reduce the number of directors that serve on the board or choose a substitute nominee. Any nominee for whom more votes are cast against than are cast for must offer to resign from the board.

Biographical information about the 12 nominees for director appears below, including information about the experience, qualifications, attributes and skills considered by our Nominating and Corporate Governance Committee and board in determining that the nominee should serve as a director. For additional information about how we identify and evaluate nominees for director, see “Corporate Governance — Selecting Director Nominees” on page 12.

David P. Abney UPS Chairman and Chief Executive Officer

Career

David became UPS’s Chief Executive Officer in September 2014, and assumed the role of Chairman of the Board of Directors in February 2016. David previously served as Chief Operating Officer since 2007, overseeing logistics, sustainability, engineering and all facets of the UPS transportation network. Before serving as COO, David was President of UPS International, leading the Company’s strategic initiative to increase its global logistics capabilities. During his career, he was also involved in a number of global acquisitions that included the Fritz Companies, Stolica, Lynx Express, and Sino-Trans in China. Earlier in his career, he served as President of SonicAir, a same-day delivery service that signaled UPS’s move into the service parts logistics sector. David began his UPS career in 1974 in Greenwood, Mississippi.

In addition to his corporate responsibilities, David serves as a Trustee of The UPS Foundation, a Trustee of the Annie E. Casey Foundation and Chairman of the World Affairs Council of Atlanta. He is also a member of the Board of Directors of Johnson Controls, and the Business Roundtable.

Reasons for election to the UPS Board

David has a thorough understanding of our strategies and operations gained through his over 40 years of service to our company, a complex, global business enterprise with a large, labor-intensive workforce. He has significant experience in operations, having served as our Chief Operating Officer for seven years, including in-depth knowledge of logistics. He also has significant international experience, having spent a number of years overseeing our international group. In addition, David has experience serving as a director of Johnson Controls, a global diversified technology and industrial company serving customers in more than 150 countries.

Age: 61

Director since 2014

Skills and Experience
- Leadership
- Management of large, complex businesses
- Logistics expertise

Other Public Company Boards
- Johnson Controls, Inc.

Board Committee
- Executive (Chair)

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Rodney C. Adkins Former Senior Vice President, International Business Machines

Career

Rod is President of 3RAM Group LLC, a private company specializing in capital investments, business consulting and property management services. Rod previously served as IBM’s Senior Vice President of Corporate Strategy before retiring in 2014. Rod was previously Senior Vice President, Systems and Technology Group, a position he held since 2009, and Senior Vice President of STG development and manufacturing, a position he held since 2007. In his over 30-year career with IBM, Rod held a number of other development and management roles, including general management positions for the PC Company, UNIX Systems and Pervasive Computing.

In addition, Rod currently serves on the Board of Directors of Avnet, Inc., W.W. Grainger, Inc. and PPL Corporation.

Reasons for election to the UPS Board

As a senior executive of a public technology company, Rod gained a broad range of experience, including experience in emerging technologies and services, global business operations, and supply chain management. He is a recognized leader in technology and technology strategy. In addition, Rod has experience serving as a director of other publicly traded companies.

Age: 58

Director since 2013

Skills and Experience
- Technology and technology strategy
- Global business operations
- Supply chain management

Other Public Company Boards
- W.W. Grainger, Inc.
- PPL Corporation
- Avnet, Inc.

Former Public Company Boards
- Pitney Bowes, Inc. (until 2013)

Board Committees
- Risk (Chair)
- Compensation

Michael J. Burns Former Chairman, Chief Executive Officer and President, Dana Corporation

Career

Michael was the Chairman, Chief Executive Officer and President of Dana Corporation from 2004 until his retirement in 2008. He joined Dana Corporation in 2004 after 34 years with General Motors Corporation. Michael had served as President of General Motors Europe since 1998.

Reasons for election to the UPS Board

Michael has years of senior leadership experience gained while managing large, complex businesses and leading an international organization that operated in a highly competitive industry. He also has experience in design, engineering, manufacturing, and sales and distribution. Michael also brings deep knowledge of technology and the supply of components and services to major vehicle manufacturers.

Age: 65 Director since 2005 Skills and Experience - Leadership - Management of large, complex businesses - Design, engineering, manufacturing, sales and distribution - Technology Board Committee - Audit

22	Notice of Annual Meeting of Shareowners and 2017 Proxy Statement

William R. Johnson UPS Lead Director Former Chairman, President and Chief Executive Officer of H.J. Heinz Company

Career

Bill served as Chairman, President and Chief Executive Officer of the H.J. Heinz Company, a global packaged foods manufacturer, from 2000 until his retirement in 2013. He became President and Chief Operating Officer of Heinz in 1996, and assumed the position of President and Chief Executive Officer in 1998. Bill also serves on the Board of Directors of Emerson Electric Company and PepsiCo, Inc.

Reasons for election to the UPS Board

Bill has significant experience gained through over 13 years of service as the Chairman and Chief Executive Officer of H.J. Heinz, a corporation with significant international operations and a large, labor intensive workforce. He also has deep experience in operations, marketing, brand development and logistics.

Age: 68

Director since 2009
- Lead Director since February 2016

Skills and Experience
- Leadership
- Management of large, complex businesses
- Operations experience
- Marketing and brand development
- Logistics

Other Public Company Boards
- Emerson Electric Company
- PepsiCo, Inc.

Former Public Company Boards
- Education Management Corporation (until 2014)
- H.J. Heinz Company (until 2013)

Board Committees
- Nominating and Corporate Governance (Chair)
- Executive

Candace Kendle Co-founder and Former Chairman and Chief Executive Officer of Kendle International Inc.

Career

Candace is the co-founder and was, until 2011, Chairman and Chief Executive Officer of Kendle International Inc., a global clinical research organization. Prior to founding Kendle International, she earned a doctorate in pharmacy from the University of Cincinnati and has held senior faculty positions at the University of North Carolina Schools of Pharmacy and Medicine; the University of Pennsylvania School of Medicine; the Philadelphia College of Pharmacy and Science; and the University of Cincinnati College of Pharmacy. Candace serves on the Board of Directors of Emerson Electric Company.

Reasons for election to the UPS Board

During her tenure as Chairman and Chief Executive Officer of Kendle International, Candace gained insight and experience in executing strategic acquisitions, expansions into new markets, and product development. She also brings deep knowledge of the pharmaceutical industry as a result of her doctorate and post-doctorate work, her many years of experience as a professor and her many years of experience in the practical application of her clinical and pharmaceutical knowledge.

Age: 70

Director since 2011

Skills and Experience
- Executing strategic acquisitions
- Expansions into new markets
- Pharmaceutical industry expertise

Other Public Company Boards
- Emerson Electric Company

Former Public Company Boards
- H.J. Heinz Company (until 2013)

Board Committees
- Audit
- Risk

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Ann M. Livermore Former Executive Vice President, Hewlett Packard Company

Career

Ann serves as a director of the Hewlett Packard Enterprise Company, after retiring as an executive of Hewlett Packard in 2011. In her last operational role at HP, Ann was Executive Vice President of the HP Enterprise Business. Ann joined HP in 1982 and held a variety of management positions in marketing, sales, research and development, and business management before being elected a corporate vice president in 1995. Ann also serves on the board of Qualcomm Incorporated.

Reasons for election to the UPS Board

Ann has extensive experience in senior leadership positions at HP, one of the world’s largest information technology companies. This experience includes leading a complex global business organization with a large workforce. Through her 29 years at HP, she has gained knowledge and experience in the areas of technology, marketing, sales, research and development and business management.

Age: 58

Director since 1997

Skills and Experience
- Management of large, complex businesses
- Technology strategy
- Sales and marketing

Other Public Company Boards
- Hewlett Packard Enterprise Company
- Qualcomm Incorporated

Former Public Company Boards
- Hewlett Packard Company (2011-2015)

Board Committees
- Compensation (Chair)
- Risk
- Executive

Rudy H.P. Markham Former Financial Director, Unilever

Career

Rudy was the Financial Director of Unilever from 2000 through his retirement in 2007. He joined Unilever in 1968. From 1989 through 1998 he was based in East Asia where he held a series of increasing responsibilities, ultimately serving as Business Group President North East Asia based in Singapore. Rudy joined the board of Unilever as Strategy and Technology Director, became a member of its Executive Committee in 1998 and was subsequently appointed as Financial Director. In 2007, he retired from the board of Unilever and as Chief Financial Officer. Rudy is a director of AstraZeneca PLC and Legal and General PLC. He also is Vice Chairman of the supervisory board of Corbion, N.V., formerly CSM, N.V. Rudy is a British citizen and he currently resides in the U.K.

Reasons for election to the UPS Board

Rudy has significant experience in finance, technology and international operations that he gained through his almost 40 years of service at Unilever, one of the world’s largest consumer goods companies. Rudy also has insight into the operations of an organization with a large, global workforce, and has a unique insight into operations based in Asia. Rudy’s experience also includes service as a director of other Europe-based global public companies.

Age: 71

Director since 2007

Skills and Experience
- Finance, technology and international operations experience
- Management of large, complex businesses
- Business operations in Asia

Other Public Company Boards
- AstraZeneca PLC
- Legal and General PLC
- Corbion, N.V.

Former Public Company Boards
- Standard Chartered Bank (until 2014)

Board Committee
- Audit

24	Notice of Annual Meeting of Shareowners and 2017 Proxy Statement

Franck J. Moison Vice Chairman, Colgate-Palmolive Company

Career

Franck is Vice Chairman for the Colgate-Palmolive Company, a position he has held since April 2016. He is currently leading Colgate-Palmolive’s operations in Asia, South Pacific and Latin America, and he also leads Global Business Development. Previously, he was Chief Operating Officer of Emerging Markets from 2010 until 2016, and he was given additional responsibility for Business Development in 2013. Beginning in 1978, Franck served in various management positions with the Colgate-Palmolive Company, including President, Global Marketing, Global Supply Chain & R&D from 2007 to 2010, and President, Western Europe, Central Europe and South Pacific from 2005 to 2007.

He serves on the Board of Directors of Hanes Brands, Inc., is a director of the French American Chamber of Commerce, is Chairman of the International Advisory Board of the EDHEC Business School (Paris, London, Singapore) and is a member of the International Board of the McDonough School of Business at Georgetown University.

Reasons for election to the UPS Board

Franck has extensive experience as a senior executive at a large organization engaged in international business. He is a leader in consumer product innovation, strategic marketing, acquisitions, and emerging market business development. He is one of the most accomplished marketing and operating executives in the global consumer products industry. In addition, Franck has experience serving as a director of other publicly traded companies.

Age: 63

Director since 2017

Skills and Experience
- Executing strategic acquisitions
- Emerging markets
- International business expertise

Other Public Company Boards
- Hanes Brands, Inc.

Former Public Company Boards
- H.J. Heinz Corporation (until 2013)

Board Committee
- Nominating and Corporate Governance

Clark “Sandy” T. Randt, Jr. Former U.S. Ambassador to the People’s Republic of China

Career

Sandy is a former U.S. ambassador to the People’s Republic of China, where he served from 2001 until 2009. From 1994 through 2002, he was a partner resident in the Hong Kong office of Shearman & Sterling, a major international law firm, where he headed the firm’s China practice. From 1982 through 1984, Sandy served as First Secretary and Commercial Attaché at the U.S. Embassy in Beijing. In 1974, he was the China representative of the National Council for United States-China Trade, and from 1968 to 1972, he served in the U.S. Air Force Security Service. Currently, Sandy is President of Randt & Co. LLC, a company that advises firms with interests in China. Sandy also serves on the boards of Wynn Resorts, Ltd., Valmont Industries, Inc. and Qualcomm Incorporated.

Reasons for election to the UPS Board

Sandy has substantial experience in Asia and in facilitating business throughout Asia. He is recognized as one of America’s foremost authorities on China, and has more than 35 years of direct experience in Asia. He brings to the board experience in diplomacy and international trade. He has experience as an advisor on international matters to large, multinational corporations, and brings the experience of leading the China practice of a major international law firm.

Age: 71

Director since 2010

Skills and Experience
- Experience facilitating business throughout Asia
- Diplomacy and international trade
- Experience as an advisor on international matters

Other Public Company Boards
- Valmont Industries, Inc.
- Qualcomm Incorporated
- Wynn Resorts, Ltd.

Board Committees
- Nominating and Corporate Governance
- Compensation

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John T. Stankey CEO, AT&T Entertainment Group

Career

John has served as CEO, AT&T Entertainment Group, since 2015. He is responsible for leading strategy, marketing and operations around the development and distribution of a premier, mobile, entertainment experience for customers through multiple channels anywhere. John previously served as Group President and Chief Strategy Officer of AT&T from 2012 through 2015 where he had responsibility for AT&T’s strategy and corporate development functions. John also served as President and CEO of AT&T Business Solutions, where he was responsible for serving AT&T’s business customers worldwide. John has held a number of other roles at AT&T, including President and Chief Executive Officer of AT&T Operations, Chief Technology Officer and Chief Information Officer. He is a member of the Board of Advisors at the Anderson Graduate School of Management at UCLA.

Reasons for election to the UPS Board

During his more than 30 year career at AT&T, John has gained significant experience in technology and communications services, strategic planning and execution, and global business operations. As a senior leader at one of the world’s largest communications companies, John has extensive experience managing a large, complex, multi-national business with a large, labor intensive workforce, much of which is unionized. He also has experience working with a company that has both direct to consumer and business to business offerings.

Age: 54

Director since 2014

Skills and Experience
- Technology and communications services
- Global business operations
- Experience with large, multi-national unionized workforce

Board Committees
- Nominating and Corporate Governance
- Risk

Carol B. Tomé Chief Financial Officer and Executive Vice President — Corporate Services, The Home Depot, Inc.

Career

Carol has been Executive Vice President and Chief Financial Officer of The Home Depot, Inc., one of the world’s largest retailers, since 2001. In 2007 Carol assumed the additional role of Executive Vice President — Corporate Services. She provides leadership in the areas of real estate, financial services and strategic business development. Her corporate finance duties include financial reporting and operations, financial planning and analysis, internal audit, investor relations, treasury and tax. She had been Senior Vice President — Finance and Accounting/ Treasurer from 2000 until 2001, and from 1995 until 2000, she served as Vice President and Treasurer.

Reasons for election to the UPS Board

Carol has extensive experience in corporate finance gained throughout her career at The Home Depot. She brings the experience of currently serving as Chief Financial Officer of a complex, multi-national business with a large, labor intensive workforce. Carol also has experience with strategic business development, including e-commerce strategy. Carol’s past role as Chair of the Board of the Federal Reserve Bank of Atlanta also brings valuable financial experience.

Age: 60 Director since 2003 Skills and Experience - Financial expertise - Strategic Business Development / E-Commerce - Management of large, complex businesses Board Committee - Audit (Chair)

26	Notice of Annual Meeting of Shareowners and 2017 Proxy Statement

Kevin M. Warsh Former Member of the Board of Governors of the Federal Reserve System, Distinguished Visiting Fellow, Hoover Institution, Stanford University

Career

Kevin was a member of the Board of Governors of the Federal Reserve from 2006 until 2011. He currently serves as the Shepard Family Distinguished Visiting Fellow in Economics at Stanford University’s Hoover Institution and a lecturer at its Graduate School of Business. In addition, Kevin provides strategic advice to a range of businesses and serves on the President’s Strategic and Policy Forum. From 2002 until 2006, Kevin served at the White House as President George W. Bush’s special assistant for economic policy and as executive secretary of the National Economic Council. Kevin was previously employed by Morgan Stanley & Co. in New York, becoming vice president and executive director of the company’s Mergers and Acquisitions Department.

Reasons for election to the UPS Board

Kevin has extensive experience in understanding and analyzing the economic environment, the financial marketplace and monetary policy. He has a deep understanding of the global economic and business environment. Kevin also brings the experience of working in the private sector for a leading investment bank gained during his tenure at Morgan Stanley & Co.

Age: 46

Director since 2012

Skills and Experience
- Economic and business environment, domestically and internationally
- Private sector experience

Board Committees
- Compensation
- Nominating and Corporate Governance

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Committees of the Board of Directors

Our Board of Directors has four committees composed entirely of independent directors: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Risk Committee. Information about each of these committees is provided below. The board also has an Executive Committee that may exercise all powers of the Board of Directors in the management of our business and affairs, except for those powers expressly reserved to the board under Delaware law or otherwise limited by the Board of Directors. David Abney is the chair of the Executive Committee. Independent directors Ann Livermore and William Johnson also serve on the Executive Committee. The Executive Committee held two meetings during 2016 to discuss acquisition strategy. Each member of our board’s committees, other than the Executive Committee, meets the NYSE director independence requirements.

Audit Committee(1)	Compensation Committee(2)	Nominating and Corporate Governance Committee	Risk Committee
Carol Tomé, Chair	Ann Livermore, Chair	William Johnson, Chair	Rodney Adkins, Chair
Michael Burns	Rodney Adkins	Franck Moison	Candace Kendle
Candace Kendle	Clark Randt, Jr.	Clark Randt, Jr.	Ann Livermore
Rudy Markham	Kevin Warsh	John Stankey	John Stankey
Kevin Warsh

Meetings in 2016: 9	Meetings in 2016: 8	Meetings in 2016: 4	Meetings in 2016: 3

Primary Responsibilities	Primary Responsibilities	Primary Responsibilities	Primary Responsibilities
●Assisting the board in discharging its responsibility relating to our accounting, reporting and financial practices

●Overseeing our accounting and financial reporting processes

●Overseeing the integrity of our financial statements, our systems of disclosure controls and internal controls and our compliance with legal and regulatory requirements

●Overseeing the performance of our internal audit function

●Overseeing the engagement and performance of our independent accountants

●Discussing with management policies with respect to financial risk assessment

●Assisting the board in discharging its responsibilities with respect to compensation of our executive officers

●Reviewing and approving the corporate goals and objectives relevant to the compensation of our Chief Executive Officer

●Evaluating the Chief Executive Officer’s performance and establishing compensation based on this evaluation

●Reviewing and approving the compensation of other executive officers

●Overseeing the evaluation of risk associated with the Company’s total compensation strategy and compensation programs

●Overseeing any outside consultants retained to advise the Committee

●Recommending to the board the compensation to be paid to non-management directors

●Considering recommendations from the Chief Executive Officer and others regarding succession planning

●Assisting the board in identifying and screening qualified director candidates, including shareowner submitted nominees

●Recommending candidates for election or reelection to the board or to fill vacancies on the board

●Aiding in attracting qualified candidates to serve on the board

●Recommending corporate governance principles, including the structure, composition and functioning of the board and all board committees, the delegation of authority to subcommittees, board oversight of management actions and reporting duties of management

●Overseeing management’s identification and evaluation of enterprise risks

●Overseeing and reviewing with management the Company’s risk governance framework

●Overseeing the Company’s risk identification, risk tolerance, risk assessment and management practices for strategic enterprise risks facing the Company

●Reviewing approaches to risk assessment and mitigation strategies in coordination with the board and other board committees

●Communicating with the Audit Committee as necessary and appropriate to enable the Audit Committee to perform its statutory, regulatory, and other responsibilities with respect to oversight of risk assessment and risk management

(1)	All members of the Audit Committee have been designated by the Board of Directors as audit committee financial experts. Each member of our Audit Committee meets the independence requirements of the NYSE and Securities and Exchange Commission (“SEC”) rules and regulations applicable to Audit Committee members, and each is financially literate.
(2)	Each member of our Compensation Committee meets the NYSE’s independence requirements applicable to compensation committee members. In addition, each member is a non-employee director as required by Rule 16b-3 under the Securities Exchange Act of 1934 and is an outside director under Section 162(m) of the Internal Revenue Code. None of the members of the Compensation Committee is or was during 2016 an employee or former employee of UPS, and none had any direct or indirect material interest in or relationship with UPS outside of his or her position as a non-employee director.
Compensation Committee Interlocks and Insider Participation: None of our executive officers serves or served during 2016 as a member of a board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board of Directors or Compensation Committee.

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Director Compensation

We provide both cash and equity awards to our non-employee directors. Our employee directors do not receive any compensation for service as a director. Directors are reimbursed for their expenses related to board membership.

The Compensation Committee of the Board of Directors conducts a review of director compensation generally every other year. The Compensation Committee’s independent compensation consultant, Frederic W. Cook & Co., Inc. (“Cook”), provides advice on the competitiveness of the company’s non-employee director compensation program and recommends changes to ensure compensation remains market competitive. In 2016, the Compensation Committee recommended, and the Board of Directors approved, an increase in the amount of the annual cash retainer for our non-employee directors from $100,000 to $105,000. The chairs of the Compensation, Nominating and Corporate Governance and Risk Committees received an additional annual cash retainer of $20,000, and the chair of the Audit Committee received an additional annual cash retainer of $25,000. Our lead independent director received an additional annual cash retainer of $25,000. Cash retainers are paid on a quarterly basis. Non-employee directors may defer retainer fees by participating in the UPS Deferred Compensation Plan, but we do not make any company or matching contributions under this plan. There are no preferential or above-market earnings in the UPS Deferred Compensation Plan.

Non-employee directors also receive an annual restricted stock unit (“RSU”) grant. In 2016, the Compensation Committee recommended, and the Board of Directors approved, an increase in the dollar value of the annual RSU award from $160,000 to $170,000. RSUs are fully vested on the date of grant and held by the director until he or she separates from the UPS Board of Directors, at which time the RSUs are paid out in shares of class A common stock. This holding period increases the strength of the alignment with shareowners. The annual equity grant is prorated based on the portion of the year that a director serves on the board.

2016 Director Compensation

The following tables set forth the cash compensation paid to our non-employee directors in 2016 and the aggregate number of stock awards granted to our non-employee directors in 2016 as well as outstanding equity awards held as of December 31, 2016.

2016 Director Compensation
Name	Fees Earned or Paid in Cash($)	Stock Awards($)(1)	Total($)
Rodney C. Adkins	122,500	169,961	292,461
Michael J. Burns	102,500	169,961	272,461
D. Scott Davis(2)	150,000	0	150,000
William R. Johnson(3)	141,250	169,961	311,211
Candace Kendle	102,500	169,961	272,461
Ann M. Livermore	122,500	169,961	292,461
Rudy H.P. Markham	102,500	169,961	272,461
Franck J. Moison(4)	0	0	0
Clark T. Randt, Jr.	102,500	169,961	272,461
John T. Stankey	102,500	169,961	272,461
Carol B. Tomé	127,500	169,961	297,461
Kevin M. Warsh	102,500	169,961	272,461

Outstanding Director Stock Awards (as of December 31, 2016)
	Stock Awards
Name	Restricted Stock Units (#)	Phantom Stock Units (#)
Rodney C. Adkins	7,174	0
Michael J. Burns	17,075	0
D. Scott Davis(2)	0	0
William R. Johnson	18,035	0
Candace Kendle	11,449	0
Ann M. Livermore	17,075	2,356
Rudy H.P. Markham	17,075	0
Franck J. Moison(4)	0	0
Clark T. Randt, Jr.	13,548	0
John T. Stankey	4,743	0
Carol B. Tomé	17,075	1,114
Kevin M. Warsh	8,922	0

(1)	The values for stock awards in this column represent the grant date fair value of the restricted stock units granted in 2016, computed in accordance with FASB ASC Topic 718. Information about the assumptions used to value these awards can be found in Note 11 “Stock-Based Compensation” in our 2016 Annual Report on Form 10-K. Restricted stock units are fully vested on the date of grant, and will be paid in shares of class A common stock following the director’s separation from service from UPS. Dividends earned on each award are reinvested in additional units at each dividend payable date and are subject to the same payment schedule as the original award.

(2)	Scott Davis did not stand for re-election during the 2016 Annual Meeting and retired from the board in May 2016. The amounts shown reflect his director compenation during 2016.

(3)	In February 2016, William Johnson began serving as lead director. In addition to our typical non-employee director compensation, the amounts shown in the table reflect compensation for his committee chair service and lead director service during 2016.

(4)	Franck Moison joined the Board of Directors in February 2017.

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Executive Compensation

Compensation Committee Report

The Compensation Committee is responsible for reviewing and approving compensation for the executive officers, establishing the performance goals on which the compensation plans and programs are based and setting the overall compensation principles that guide the Compensation Committee’s decision-making. The Compensation Committee’s over-arching objective is to maintain an executive compensation program that supports the long-term interests of our shareowners (including our many employee shareowners). We seek to satisfy this objective, and to align the interests of our executives with those of our shareowners, through a program in which a significant portion of executive compensation is based upon performance.

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with management. Based on that review, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the 2017 proxy statement and incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission.

The following Compensation Discussion and Analysis describes the Compensation Committee’s decisions regarding our executives’ compensation for 2016.

The Compensation Committee

Ann M. Livermore, Chair
Rodney C. Adkins
Clark T. Randt, Jr.
Kevin M. Warsh

2016 Compensation Discussion and Analysis

UPS’s executive compensation programs for 2016, and certain aspects of the 2017 programs, are described below. This section explains how and why the Committee made its 2016 compensation decisions for the following Named Executive Officers (“NEOs”):

Named Executive Officers	Titles
David P. Abney	Chief Executive Officer
Richard N. Peretz	Chief Financial Officer
James J. Barber, Jr.	President, UPS International
Alan Gershenhorn	Chief Commercial Officer
Myron A. Gray	President, U.S. Operations

Executive Compensation Strategy

UPS’s executive compensation programs are designed to:

●	Drive organizational performance by tying a significant portion of pay to company performance;
●	Retain and motivate talent by fairly compensating executive officers; and
●	Encourage long-term stock ownership and careers with UPS, aligning the interests of our executives to long-term value creation for our company.

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A majority of total compensation (base salary, annual incentives and long-term incentives) that can be earned by the Named Executive Officers is “at risk” and only earned by meeting annual or long-term performance goals. The 2016 compensation elements with “at risk” components for the CEO and for the NEOs as a group are displayed in the charts below.

2016 Target Compensation for CEO	2016 Target Compensation for all other NEOs

Roles and Responsibilities

The UPS executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has sole authority to engage (and terminate) outside advisors and consultants to assist in carrying out its responsibilities. In 2016, the Committee retained Cook to act as the Compensation Committee’s independent compensation advisor. Cook reports directly to the Chair of the Compensation Committee and provides no additional services to UPS.

In November 2016, the Compensation Committee requested and received information regarding Cook’s independence and the existence of any potential conflicts of interest, including the following factors: (1) other services provided to UPS by the consultant (if any); (2) fees paid by UPS as a percentage of the consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (5) any company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between UPS executive officers and the consulting firm or the individual consultants involved in the engagement. The Compensation Committee discussed these considerations and concluded that Cook is independent and that the engagement of Cook did not raise any conflict of interest.

The following table summarizes the roles of the key participants in the executive compensation decision-making process.

Participant and Roles
Compensation Committee
●	Reviews and recommends the corporate goals and objectives relevant to the Chief Executive Officer’s compensation
●	Evaluates the Chief Executive Officer’s performance in light of the goals and objectives; determines and approves the Chief Executive Officer’s total compensation
●	Reviews the Chief Executive Officer’s performance assessment of other executive officers; reviews and approves compensation for the executive officers, including the Named Executive Officers
●	Reviews and approves awards to executive officers under certain incentive compensation and equity-based plans; reviews and approves the design of other benefit plans for executive officers
●	Oversees the evaluation of risk associated with the Company’s total compensation strategy and compensation programs
●	Considers whether the compensation consultant is independent and whether the work of the compensation consultant raises any conflict of interest
●	Reviews and discusses with management the Compensation Discussion and Analysis
●	Approves the Compensation Committee’s report on executive compensation

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Participant and Roles
Independent Members of the Board of Directors
●	Reviews the Compensation Committee’s assessment of the Chief Executive Officer’s performance
Independent Compensation Consultant
●	Serves as a resource for market data on pay practices and trends
●	Provides independent advice to the Compensation Committee
●	Provides competitive analysis and advice related to outside director compensation
●	Reviews the Compensation Discussion and Analysis
●	Conducts an annual risk review of the Company’s compensation programs
Executive Officers
●

The Chief Executive Officer makes compensation recommendations to the Compensation Committee for the other executive officers with respect to base salary and individual performance adjustments to the annual incentive

●

The Chief Executive Officer and the Chief Financial Officer make recommendations on performance goals under our incentive compensation plans and provide recommendations as to whether performance goals were achieved

●	Executive officers are not present when the Compensation Committee meets in executive session, or when decisions about their own compensation are made

Market Data Utilization and Peer Group Companies

The Compensation Committee considers market data in making compensation decisions, however, compensation is not targeted at a particular percentile. Market data is just one of a variety of factors considered by the Compensation Committee when determining base salary, annual and long-term equity awards, and total compensation levels.

General compensation survey data provides the Compensation Committee with information about UPS compensation levels relative to comparable sized companies. In addition, the Compensation Committee evaluates pay practices and compensation levels for a peer group of companies. These companies typically have global operations, a diversified business, and annual sales and market capitalizations comparable to UPS. The peer group considered by the Compensation Committee in determining 2016 compensation, which is unchanged from the peer group used for 2015 compensation, consisted of the following companies:

The Boeing Company	The Home Depot, Inc.	PepsiCo, Inc.
Caterpillar Inc.	Johnson & Johnson	The Procter & Gamble Company
The Coca-Cola Company	The Kroger Co.	Sysco Corporation
Costco Wholesale Corporation	Lockheed Martin Corporation	Target Corp.
FedEx Corporation	Lowe’s Companies, Inc.	United Technologies Corporation
	McDonald’s Corp.	Walgreen Boots Alliance, Inc.

Internal Compensation Comparisons

The Compensation Committee considers the differentials between executive officer compensation and the compensation paid for other UPS positions. The Compensation Committee also considers the additional responsibilities of the Chief Executive Officer compared to other executive officers. In addition, internal comparisons are made to ensure that compensation paid to executive officers is reasonable compared to their direct reports.

Annual Performance Reviews

Each year, the Chief Executive Officer assesses the Named Executive Officers and provides feedback to the Compensation Committee. In addition, the Compensation Committee evaluates the Chief Executive Officer’s performance on an annual basis. The Compensation Committee chair discusses the results of the evaluation with the full board in executive session. During the evaluation, the board considers the Chief Executive Officer’s strategic vision and leadership, execution of UPS’s business strategy and achievement of business goals. Other factors include the Chief Executive Officer’s ability to make long-term decisions that create competitive advantage, and overall effectiveness as a leader and role model.

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Central Elements of UPS Executive Compensation

Other Elements of Compensation
Benefits	Perquisites	Retirement Programs

✓Includes medical, dental, and disability plans.
✓Mitigates the financial impact of illness, disability or death.
✓NEOs generally participate in the same plans as other employees.
✓See further details on page 39.

✓Includes financial planning and executive health services.
✓Facilitates NEOs’ ability to carry out responsibilities, maximize working time and minimize distractions.
✓Benefits from providing perquisites outweighs cost.
✓See further details on page 39.
✓Includes pension, retirement savings and deferred compensation plans. ✓NEOs and most non-union U.S. employees participate in the same plans with same formulas. ✓See further details on page 46.

Base Salary

Base salary is intended to provide our NEOs with a fixed level of cash compensation. The Compensation Committee considers a number of factors in determining the annual base salaries of the Named Executive Officers. Base salaries are typically set in March and become effective in April. In March 2016, the Compensation Committee approved a 4.0% base salary increase for David Abney, the CEO, and an average 4.1% increase to the other NEOs’ base salaries. While company performance is the most important factor, scope of responsibility, leadership, market data and internal compensation comparisons are all considered. No single factor is weighted more heavily than another. The April 2016 salary increases for Named Executive Officers were generally aligned with the salary increase budget for other salaried employees.

In addition, in September 2016, following its review of relevant market data and consideration of advice from Cook, as well as its consideration of the factors described above, the Compensation Committee approved additional 10% base salary increases for certain NEOs, effective October 1, 2016. These increases were provided in order to improve the competitiveness of UPS executive compensation.

Annual Incentive

MIP Performance Incentive Award — Overview

The MIP Performance Incentive award is designed to align pay with annual company performance. Based on the formula approved by the Compensation Committee for 2016, the maximum executive officer MIP awards are based on a pool of 0.5% of adjusted net income in total. The CEO’s maximum is 20% of the pool, and each other NEO’s maximum is 7.25% of the pool. The same performance measure and maximum allocations were approved by the Compensation Committee for 2017. In addition, the maximum MIP award for any individual is capped at $5 million, regardless of the size of the pool.

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The maximum incentive pool approach is intended to align pay with actual company performance. The awards are granted under the 2015 Incentive Compensation Plan (the “2015 Plan”) and are determined based on the Compensation Committee’s discretion. The Committee may approve awards that are less than the maximum but may not exceed the funded maximum amount for each NEO.

The Compensation Committee considered the following primary factors in exercising its negative discretion:

●	Overall company performance, including the 2016 MIP Evaluation Metrics listed below;
●	Business environment and economic trends;
●	Target opportunity for each executive;
●	Individual performance, and
●	The MIP factor (percent of target) applied to the non-executive MIP participants.

MIP Performance Incentive awards for executive officers are considered performance-based compensation fully at risk based on company performance. The earned award, if any, is provided two-thirds in restricted performance units (“RPUs”), which vest 20% per year over a five year period, and one-third in cash.

The number of RPUs granted is determined by calculating the dollar value of the portion of the MIP award allocated to RPUs and dividing by the applicable closing price of our class B common stock on the NYSE. Because of the five year vesting schedule, we do not maintain additional holding period requirements. When dividends are paid on UPS common stock, an equivalent value is credited to the participant’s bookkeeping account in additional RPUs. The additional RPUs are subject to the same vesting schedule as the original MIP RPUs.

2016 MIP Performance Incentive Award Results

Net income for 2016 was $3.4 billion. The Company’s 2016 adjusted net income was $5.1 billion which results in a maximum incentive pool for executive officers of $25.5 million. The maximum award for David Abney is therefore $5.1 million, and $1.9 million for the other Named Executive Officers.

The Compensation Committee exercised negative discretion to reduce the maximum available for each executive officer after consideration of the factors listed above. A specific weight is not assigned to any of the factors considered by the Compensation Committee in exercising its discretion. After assessing the above-described considerations, the Compensation Committee applied the 2016 MIP factor for non-executive MIP participants (70%) as described above, and then made further adjustments based on individual performance as described in the following section.

Individual Performance Adjustments

The Compensation Committee maintains discretion to adjust awards earned under the MIP up (but not beyond the funded maximum amount for each NEO) or down based on its assessment of each NEO’s individual performance. The Compensation Committee takes into consideration the recommendations of our CEO with respect to the NEO, other than himself. Following its review of individual performance during 2016, the Compensation Committee determined that some of our NEOs individual performance during 2016 warranted adjustments of their MIP awards.

Individual accomplishments that were considered by the Committee when determining final awards are described below.

David Abney, Chief Executive Officer

Under David’s leadership as CEO, UPS ended 2016 with positive results in many areas including record earnings. However, the challenges of forecasting and adapting the UPS business model to the growing B2C environment grew network and operations costs at a disproportionate rate and kept overall results below expectations. Shifting global economic fortunes and the strengthening U.S. dollar, further constrained results.

Richard Peretz, Chief Financial Officer

In a challenging year, Chief Financial Officer Richard Peretz, implemented strategies to address the headwinds of global currency valuation changes, the dynamics of the B2C environment, and continued economic slowness in key markets. Richard’s guidance to UPS business units and investments management provided some offset to these factors.

Jim Barber, President, UPS International

During 2016, Jim Barber’s leadership of International and Supply Chain business units yielded both gains and opportunities. International small package saw steady growth in volume throughout the year. Forwarding returned to growth in tonnage, and major Emerging Market initiatives made great progress. For all of international, revenue was below target and profits above target.

Alan Gershenhorn, Chief Commercial Officer

During the past year, Alan Gershenhorn, Chief Commercial Officer, led completion of transactions with Marken, Freightex, and Optoro. His teams also advanced a variety of UPS’s top policy priorities. Alan’s leadership of Corporate Strategy advanced key innovation ideas plus long-term strategy refinement to position UPS to meet the changing customer and market dynamics.

Myron Gray, President, U.S. Operations

The U.S. Small Package business, led by Myron yielded solid growth in middle market revenues in 2016. Network performance in the U.S., both air and ground, was challenged by issues in volatility in product mix and managing volume particularly in the B2C space. These issues grew costs at a faster rate than revenues and eroded margins.

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The 2016 MIP Performance Incentive Evaluation Metrics and actual results are shown in the following table.

2016 MIP Evaluation Metrics(1)	Target	Actual
Consolidated Revenue Growth	6.5%	4.4%
Adjusted Consolidated Earnings Per
Share Growth	7.0%	5.9%
Consolidated Average Daily Package
Volume Growth	3.0%	4.2%

(1)

The Committee excludes the effect of unusual or infrequently occurring items, charges for restructurings (employee severance liabilities, asset impairment costs, and exit costs), discontinued operations, extraordinary items and the cumulative effect of changes in accounting treatment. Consolidated revenue growth is calculated on a currency-constant basis.

The table below shows the maximum funded MIP Performance Incentive award pools based on the adjusted net income formula, the target MIP performance incentive award, and the actual MIP Performance Incentive award based on the Compensation Committee’s discretion. The MIP award, if earned, is provided two-thirds in RPUs and one-third in cash.

2016 MIP Performance Incentive Award	Maximum($)	Target($)	Actual($)
David P. Abney	5,103,697	1,691,276	1,065,504
Richard N. Peretz	1,850,090	592,800	394,212
James J. Barber, Jr.	1,850,090	614,141	429,899
Alan Gershenhorn	1,850,090	719,550	503,685
Myron A. Gray	1,850,090	633,391	399,036

MIP Ownership Incentive Award

We encourage employees to maintain substantial ownership of the Company’s stock through our MIP Ownership Incentive Award. All MIP participants are eligible for an additional incentive award up to the equivalent of one month’s salary by maintaining significant ownership of UPS equity securities. The MIP ownership incentive award is paid in the same proportion of RPUs and cash as the MIP performance incentive award. The amount of the award is equal to the value of the participant’s equity ownership, multiplied by an ownership incentive award percentage. The ownership incentive award percentage is 1.25% for the Chief Executive Officer and 1.50% for the other Named Executive Officers, and the maximum award that can be earned is one month’s salary.

Ownership levels for the 2016 awards were determined as of December 31, 2016 by totaling the number of UPS shares in the participant’s family group accounts and the participant’s unvested restricted units and deferred compensation shares. The number of UPS shares is multiplied by the closing price of a class B share on the NYSE on December 31, 2016. All of the eligible Named Executive Officers earned the maximum MIP ownership incentive award.

Long-Term Incentives

Our long-term incentive programs provide participants with grants of equity-based incentives that are intended to reward performance over a multi-year period. Our 2016 equity programs included the Long-Term Incentive Performance (“LTIP”) award program and the Stock Options Program. All 2016 awards were granted under the 2015 Plan. Target amounts are set as a percent of annualized base salary.

Program	Payment Form and Program Type	Target Amount as percent of Annualized base salary*	Performance Measures and/or Value Proposition	Program Objectives
Restricted performance units (“RPUs”) under LTIP	If earned, RPUs are settled in stock based on company performance If earned, award vests after the end of the third fiscal year	675% — Chief Executive Officer 500% — Chief Commercial Officer 350% — Chief Financial Officer, U.S. and International Operations Presidents 250% — other executive officers	Growth in Consolidated Revenue Operating Return on Invested Capital Relative Total Shareowner Return Value increases or decreases with stock price	Supports the Company’s long-term operating plan and business strategy Provides significant link to shareowner interests
Stock options	Stock options vest 20% per year over five years and have a ten-year term	45% — Chief Executive Officer 30% — other executive officers	Value recognized only if stock price appreciates	Provides a significant link to company stock price performance Enhances stock ownership and shareowner alignment

*	In September 2016, The Compensation Committee approved changes to the LTIP and Stock Options Program target amounts, effective for 2017 awards, as discussed in greater detail below.

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2016 LTIP Award Program

The LTIP award program is designed to strengthen the performance component of our executive compensation package, enhance retention of key talent, and align the interests of shareowners with the incentive compensation opportunity for executives. Approximately 500 members of our senior management team, including the Named Executive Officers, participate in this program.

In 2014, the Compensation Committee revised the structure of the LTIP award program in order to improve shareowner alignment and to further enhance the long-term focus of the award by providing for the establishment of three-year performance goals. The performance measures selected by the Compensation Committee for the 2016 LTIP awards were growth in consolidated revenue, operating return on invested capital (“ROIC”) and relative total shareowner return (“TSR”) – each of which is measured independently and applied equally in determining final payouts. A target award of RPUs is granted to executive officers and certain other eligible managers at the beginning of the three-year performance measurement period. The actual number of RPUs that participants will receive is determined after the end of the three-year performance measurement period, based on achievement of the established performance goals.

This design combines internal business performance measures as well as an external relative performance measure. This combination balances efforts to motivate and reward the management team for our operational and financial success, while ensuring rewards remain aligned with shareowner interests and returns.

2016 LTIP Target Award Values

In March 2016, the Compensation Committee approved 2016 target award values for the three-year 2016 LTIP awards at 675% of base salary for the Chief Executive Officer, 500% of base salary for the Chief Commercial Officer, and 350% of base salary for the Chief Financial Officer, the U.S. Operations President and the International Operations President. The 2016 LTIP target award values for other executive officers was 250% of base salary, based on the positions held as of March 2016.

Target award values are based on internal pay comparison considerations and market data regarding total compensation of comparable positions at similarly sized companies. Differences in the target award values are based on increasing levels of responsibility among the management team.

The relative TSR portion of the awards are earned based on our TSR relative to the 17 peer companies listed previously as measured from January 1, 2016 through December 31, 2018, a three-year performance period. The Committee believes that these companies are the most appropriate comparators for measuring the success of our executives in delivering shareowner value. The peer group companies have business operations in the markets where we compete, have similar revenue and market capitalization, have similar global scope and are competitors for executive talent.

●	Our TSR for the 3-year performance period must be at the median relative to the peer group of companies to receive a target payout for the TSR portion of the award.
●

Our TSR for the 3-year performance period must be above the 75th percentile relative to the peer group of companies to receive the maximum payout for the TSR portion of the award, and is capped at 200% of target.

●	If our TSR is below the 25th percentile, no amount will be earned for this portion of the award.
●

If our TSR over the 3-year measurement period is negative, even if it exceeds the median of the peer group, the maximum payout percentage for the TSR portion of LTIP awards is capped at 100% of target.

The threshold, target and maximum number of RPUs that can be earned by the Named Executive Officers under the 2016 LTIP is shown in the Grants of Plan-Based Awards table. The actual number of RPUs that the Named Executive Officers will receive is determined following the completion of the performance measurement period ending December 31, 2018 and is based on achievement of the performance goals for the three-year period. The maximum LTIP award that can be earned is 200% of target.

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Stock Option Program

The Compensation Committee believes that stock options provide a significant link to company performance and motivate recipients to maximize shareowner value. The option holder receives value only if our stock price increases. Stock options also have retention value; the option holder will not receive value from the options unless he or she remains employed during the vesting period (except in the case of retirement, death or disability during the vesting period).

Our non-qualified stock options vest 20% per year over five years and expire ten years from the date of grant. Unvested stock options vest automatically upon death, disability or retirement. In light of the five-year vesting schedule, we do not maintain additional holding period requirements. Grants do not include dividend equivalents or any reload grant features. The number of stock options granted to the NEOs is shown in the Grants of Plan-Based Awards table.

One-Time Grant of LTIP Awards and Stock Options

In September 2016, the Compensation Committee made a one-time grant of (i) additional stock options to the Chief Executive Officer and the other NEOs, which stock options vest 20% per year over five years, and (ii) additional LTIP RPUs to the Chief Executive Officer, the Chief Financial Officer, the U.S. Operations President and the International Operations President, the terms of which are identical to the LTIP RPUs granted in March 2016. The one-time grant was made after the Compensation Committee consulted with Cook, and is designed to: (1) drive organizational performance by tying a significant portion of pay to company performance; (2) ensure the competitiveness of UPS executive compensation programs; and (3) align the financial interests of our executives to long-term value creation for our shareowners and company. The threshold, target and maximum number of additional RPUs that can be earned by the NEOs under the 2016 LTIP and the number of additional stock options granted are shown in the Grants of Plan-Based Awards table.

Total 2016 Long-Term Equity Incentive Award Target Values

The total long-term incentive opportunity granted to the Named Executive Officers in 2016, based upon a percentage of annualized base salary, is shown below. The table does not reflect the special, one-time grant of additional stock options and RPUs discussed above.

Named Executive Officer	LTIP RPUs (% salary)	Options (% salary)	Total (% salary)
David P. Abney	675	45	720
Richard N. Peretz	350	30	380
James J. Barber, Jr.	350	30	380
Alan Gershenhorn	500	30	530
Myron A. Gray	350	30	380

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2014 LTIP Performance Targets and Results

In March 2014, the Compensation Committee approved LTIP target award values for the NEOs for the three-year performance period running from 2014 through 2016. The performance targets and actual results for completed performance period for the 2014 LTIP awards are in the tables below.(1) The combined Total Payout for 2014 LTIP RPU Award based on 2014 through 2016 performance period was 72%.

The RPUs for the 2014 LTIP are now earned, meaning the amount of the award for the 2014 – 2016 performance period has been determined. Units earned under the 2014 LTIP award vested on December 31, 2016. Special vesting rules apply to terminations by reason of death, disability or retirement, as discussed in greater detail under “Potential Payments Upon Termination or Change in Control.” A participant’s earned RPU account will be adjusted quarterly for dividends paid on class A common stock. Awards that vest will be distributed in the form of class A common stock.

Growth in Consolidated Revenue

Operating Return on Invested Capital

Relative Total Shareowner Return

(1)	The Committee excludes the effect of unusual or infrequently occurring items, charges for restructurings (employee severance liabilities, asset impairment costs, and exit costs), discontinued operations, extraordinary items and the cumulative effect of changes in accounting treatment. Growth in Consolidated Revenue is calculated on a currency-constant basis.

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2017 LTIP and Stock Options Target Award Values

In September 2016, the Compensation Committee (i) established the Chief Executive Officer’s LTIP target amount at 700% of base salary, and established LTIP target amounts for the Chief Financial Officer, the Chief Commercial Officer, the President of U.S. Operations and the President of International Operations at 450% of base salary; and (ii) established the Chief Executive Officer’s Stock Options target amount at 90% of base salary, and established the Stock Options target amounts for all other NEOs at 50% of base salary. These new targets became effective in 2017 and were made to drive organizational performance, promote the competitiveness of UPS executive compensation, and align the financial interests of our executives to long-term value creation for our shareowners and company.

Benefits and Perquisites

The benefits and perquisites offered to the Named Executive Officers are generally the same or similar to programs offered to the entire UPS management team, with the exception of financial planning and executive health services. Additional information on these benefits can be found in the program descriptions below.

The UPS 401(k) Savings Plan

The UPS 401(k) Savings Plan is offered to all U.S.-based employees who are not subject to a collective bargaining agreement and who are not eligible to participate in another savings plan sponsored by UPS or one of its subsidiaries. We generally match 50% of up to 5% of eligible pay contributed to the UPS 401(k) Savings Plan for eligible employees hired on or before December 31, 2007, 100% of up to 3.5% of eligible pay contributed to the plan for eligible employees hired on or after January 1, 2008, and 50% of up to 6% of eligible pay contributed to the plan for employees hired on or after July 1, 2016. The match is paid in shares of class A common stock.

Qualified and Non-Qualified Pension Plans

Named Executive Officers participate in our qualified retirement program, the UPS Retirement Plan. Benefits payable under the plan are subject to the maximum compensation limits and the annual benefit limits for a tax-qualified defined benefit plan as established by the Internal Revenue Service. Amounts exceeding these limits are paid pursuant to the UPS Excess Coordinating Benefit Plan, which is a non-qualified restoration plan designed to replace the amount of benefits limited under the tax-qualified plan. Without the Excess Coordinating Benefit Plan, the Named Executive Officers would receive a lower benefit as a percent of final average earnings than the benefit received by other participants in the UPS Retirement Plan.

Financial Planning Service

Our executive officers are eligible for a financial services benefit. The Company reimburses fees from financial and tax service providers up to $15,000 per year, including the cost of personal excess liability insurance coverage.

Executive Health Services

UPS’s business continuity is best facilitated by avoiding any prolonged or unexpected absences by members of its senior management team. All Named Executive Officers were provided certain executive health services, including comprehensive physical examinations.

Discounted Employee Stock Purchase Plan

We have maintained a Discounted Employee Stock Purchase Plan since 2001. The plan provides all U.S.-based employees, including the Named Executive Officers, and some internationally based employees, with the opportunity to purchase up to $10,000 in our class A common stock annually at a discount to the market price of our stock. The plan complies with Section 423 of the Internal Revenue Code. Our class A common stock may be acquired under the plan at a purchase price equal to 95% of the fair market value of the shares on the last day of each calendar quarter. Share purchases are made on a quarterly basis.

Other Compensation and Governance Policies

Stock Ownership Guidelines

The board has adopted stock ownership guidelines that apply to management and to members of our Board of Directors. The guidelines further our core philosophy that managers should also be long-term owners of our company. Target ownership is eight times annual salary for our Chief Executive Officer and five times annual salary for other executive officers. The target for our non-employee directors is five times their annual retainer. Shares of class A common stock, deferred units and vested and unvested RSUs and RPUs are considered owned for purposes of calculating ownership. Managers and directors are expected to reach target ownership within five years of adoption of the guideline or the date that the manager or director became subject to the guideline.

CEO’s Target Ownership = 8x annual salary Other Executive Officers’ Target Ownership = 5x annual salary Directors’ Target Ownership = 5x annual retainer

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As of December 31, 2016, all of the Named Executive Officers met or exceeded their stock ownership guidelines, excluding any shares pledged. In addition, all of our non-employee directors who have been subject to the stock ownership guidelines for at least five years exceed their target ownership. RSUs are required to be held by the non-employee director until he or she separates from the UPS Board of Directors.

Hedging and Pledging Policies

We prohibit our executive officers and directors from hedging their ownership in UPS stock. Specifically, they are prohibited from purchasing or selling derivative securities relating to UPS stock and from purchasing financial instruments that are designed to hedge or offset any decrease in the market value of UPS securities. Additionally, in 2014 we adopted a policy prohibiting our directors and executive officers from entering into future pledges of UPS securities, including using UPS securities as collateral for a loan and holding UPS securities in margin accounts. Executive officers are encouraged (but not required) to unwind any existing pledges. Furthermore, our employees, officers and directors are prohibited from engaging in short sales of UPS stock.

Clawback Policy

The 2015 Plan contains clawback provisions for all awards granted under the plans. If the Compensation Committee determines that financial results used to determine the amount of any award are materially restated, and that an executive officer engaged in fraud or intentional misconduct, we will seek repayment or recovery of the award from that executive officer. This clawback applies to all awards granted under the 2015 Plan, our 2012 Omnibus Incentive Compensation Plan ("2012 Plan") and our 2009 Incentive Compensation Plan (“2009 Plan”).

Employment or Change in Control Agreements

We do not have employment agreements, separate change in control agreements or severance agreements with any of our executive officers. The 2015 Plan requires a “double trigger” — both a change in control and a qualifying termination of employment — to accelerate the vesting of awards. Equity awards granted to the Named Executive Officers prior to May 7, 2009 are subject to a single trigger, while equity awards granted after that date are subject to the double trigger.

Equity Grant Practices

Grants for all equity programs are approved by the Compensation Committee. Stock options have an exercise price equal to the NYSE closing market price on the date of grant.

Consideration of Previous “Say on Pay” Voting Results

We hold our say on pay vote every three years. A substantial majority (over 70%) of votes cast for the shareowner “say on frequency” vote at our 2011 Annual Meeting expressed a preference for having a say on pay vote every three years. At our 2014 Annual Meeting of shareowners, over 91% of votes cast for or against the say on pay proposal approved our compensation program as described in our 2014 proxy statement. In making compensation decisions, the Compensation Committee carefully considered the results of the most recent say on pay vote as well as many other factors as described herein and did not make any changes to our compensation programs as a result of the most recent say on pay vote. Our next say on pay vote will be held during this 2017 Annual Meeting. We welcome input from our shareowners on our compensation policies and compensation program at any time, not just in the years when we conduct a say on pay vote.

Tax Implications of Executive Compensation

Under Section 162(m) of the Internal Revenue Code, compensation paid to certain Named Executive Officers in excess of $1 million is not tax deductible unless it is paid under a predetermined objective performance plan meeting certain requirements, or satisfies one of various other exemptions. The interests of our shareowners are best served by not restricting the Compensation Committee’s discretion and flexibility in crafting compensation plans and arrangements.

The Compensation Committee intends to structure awards to comply with Section 162(m). A number of requirements must be met for particular compensation to qualify, however, there can be no assurance that any compensation awarded will be fully deductible under all circumstances. In addition, in appropriate circumstances the Compensation Committee may approve elements of compensation for certain executive officers that are not fully deductible.

40	Notice of Annual Meeting of Shareowners and 2017 Proxy Statement

Summary Compensation Table for 2016

The following table shows Named Executive Officer compensation for 2016, 2015 and 2014.

Name and Principal Position	Year	Salary ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value ($)(6)	All Other Compensation ($)(7)	Total ($)
David P. Abney	2016	1,082,421	9,172,450	991,275	387,741	2,052,152	38,533	13,724,572
Chief Executive Officer	2015	1,018,764	7,900,221	450,015	633,478	1,262,043	27,722	11,292,243
	2014	674,546	5,356,738	150,952	467,782	1,688,265	19,074	8,357,357
Richard N. Peretz(1)	2016	485,070	2,766,672	246,812	146,034	1,478,420	21,945	5,144,953
Chief Financial Officer	2015	382,431	777,171	60,870	210,267	21,945	14,890	1,467,574
James J. Barber, Jr.(1)	2016	500,706	2,879,564	251,731	158,384	858,785	27,394	4,676,564
President, UPS International
Alan Gershenhorn	2016	565,956	3,530,073	276,065	183,731	885,522	32,703	5,474,050
Chief Commercial Officer	2015	550,125	3,178,079	162,014	249,375	136,175	20,347	4,296,115
	2014	494,338	2,267,355	137,171	202,200	1,093,279	18,694	4,213,037
Myron A. Gray	2016	514,509	2,979,788	256,182	148,495	809,728	40,352	4,749,054
President, U.S. Operations	2015	484,251	1,785,621	142,609	240,109	123,781	30,392	2,806,763
	2014	472,149	2,290,197	138,789	173,572	963,398	29,421	4,067,526
(1)	Richard Peretz became an NEO in 2015 and James Barber became an NEO in 2016.
(2)	This column represents the salary earned from January 1 through December 31 of the applicable year. Base salary increases generally are effective in April of the relevant fiscal year. In September 2016, the Compensation Committee approved additional base salary increases for David Abney, Richard Peretz, James Barber and Myron Gray, which were effective October 1, 2016.
(3)

The values for stock awards in this column represent the aggregate grant date fair value for the stock awards granted in the applicable year, computed in accordance with FASB ASC Topic 718. These awards include LTIP RPUs and MIP RPUs. Awards with performance conditions are computed based on the probable outcome of the performance condition as of the grant date for the award. Information about the assumptions used to value these awards can be found in Note 11 “Stock-Based Compensation” in our 2016 Annual Report on Form 10-K. The amounts reported for these awards may not represent the amounts that the individuals will actually receive. The amounts received, if any, ultimately will depend on company performance and the change in our stock price over time. An overview of the features of these awards can be found in the “Compensation Discussion and Analysis”.

The amounts listed for the CEO increased in 2015 as a result of his participation in the LTIP award at the CEO level of 675% of annualized salary. David Abney was named as CEO and the 2015 LTIP grant was the first that he participated in as a CEO. In addition, the 2016 amounts listed for all NEOs include the one-time grant of additional LTIP RPUs as previously disclosed.

In accordance with SEC rules, we also are required to disclose the grant date fair value for awards with performance conditions assuming maximum performance. The grant date fair value for the 2016 LTIP RPU awards, assuming maximum performance, are as follows: Abney — $14,417,934; Peretz — $4,252,261; Barber — $4,387,058; Gershenhorn — $5,535,075; and Gray — $4,530,768. The grant date fair value for the 2015 LTIP RPU awards, assuming maximum performance, are as follows: Abney — $14,974,175; Peretz — $1,352,670; Barber — $2,822,226; Gershenhorn — $5,971,337; and Gray — $2,954,720. The grant date fair value for the 2014 LTIP RPU awards, assuming maximum performance, are as follows: Abney — $8,821,058; Peretz — $825,930; Barber — $3,029,316; Gershenhorn — $3,453,603; and Gray — $3,488,565.
(4)	The values for stock option awards represent the aggregate grant date fair value for the option awards granted in the applicable year, computed in accordance with FASB ASC Topic 718. The assumptions used to value these awards can be found in Note 11 “Stock-Based Compensation” in our 2016 Annual Report on Form 10-K. The 2016 amounts listed include the one-time grant of additional stock options as previously disclosed. The amounts reported for these awards may not represent the amounts that the individuals will actually receive. The amounts received, if any, ultimately will depend on the change in our stock price over time. An overview of the features of these awards can be found in the “Compensation Discussion and Analysis” section.
(5)	This column shows the cash portion of the MIP Performance Incentive award and the MIP Ownership Incentive award. For a description of the MIP, see “Compensation Discussion and Analysis”. The MIP Ownership Incentive award was paid at 100% of target (one month’s salary) for each eligible Named Executive Officer who met or exceeded his or her target ownership level in the same proportion that the MIP award is paid.

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(6)	This column represents an estimate of the annual increase in the actuarial present value of the Named Executive Officer’s accrued benefit under our retirement plans for the applicable year, assuming retirement at age 60 (or current age if greater). See “Executive Compensation — 2016 Pension Benefits” for additional information, including assumptions used in this calculation. The change in pension value can be impacted by a number of factors, including additional credited service, changes in amounts of compensation covered by the benefit formula, plan amendments and assumption changes.
(7)	The following table breaks down the amounts shown in this column for 2016:
Name	401(k) Match ($)	Life Insurance ($)	Financial Planning ($)	Healthcare Benefits ($)	Other ($)*	Total ($)
David P. Abney	6,625	8,177	7,078	6,526	10,127	38,533
Richard N. Peretz	6,625	2,245	1,708	2,218	9,149	21,945
James J. Barber, Jr.	6,625	2,326	2,171	6,526	9,746	27,394
Alan Gershenhorn	6,625	2,662	4,671	6,526	12,219	32,703
Myron A. Gray	6,625	2,397	15,000	6,526	9,804	40,352
*	In August 2016, we celebrated the 40th Anniversary of UPS’s operations in Europe. In order to commemorate the event, our executive officers’ spouses were invited to attend celebratory events connected to the anniversary. The resulting cost of the spouses’ attendance, including airfare, meals and special events, was treated as imputed income to the Company’s executive officers.

42	Notice of Annual Meeting of Shareowners and 2017 Proxy Statement

2016 Grants of Plan-Based Awards

The following table provides information about awards granted in 2016 to each of the Named Executive Officers.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David P. Abney		0	563,759	1,701,232
	3/26/2016				0	65,626	131,252				7,578,315
	9/16/2016				0	2,714	5,428				327,113
	3/2/2016								26,632	$98.77	461,266
	9/16/2016								37,616	$106.86	530,009
	3/2/2016							12,828			1,267,022
Richard N. Peretz		0	197,600	616,697
	3/26/2016				0	15,139	30,278				1,748,204
	9/16/2016				0	4,960	9,920				597,855
	3/2/2016								7,899	$98.77	136,811
	9/16/2016								7,807	$106.86	110,001
	3/4/2016							4,370			420,613
James J. Barber, Jr.		0	204,714	616,697
	3/26/2016				0	15,683	31,366				1,811,013
	9/16/2016				0	5,054	10,108				609,172
	3/2/2016								8,183	$98.77	141,730
	9/16/2016								7,807	$106.86	110,001
	3/2/2016							4,651			459,379
Alan Gershenhorn		0	239,850	616,697
	3/26/2016				0	26,250	52,500				3,031,284
	3/2/2016								9,588	$98.77	166,064
	9/16/2016								7,807	$106.86	110,001
	3/2/2016							5,050			498,789
Myron A. Gray		0	211,130	616,697
	3/26/2016				0	16,175	32,350				1,867,828
	9/16/2016				0	5,241	10,482				631,740
	3/2/2016								8,440	$98.77	146,181
	9/16/2016								7,807	$106.86	110,001
	3/2/2016							4,862			480,220
(1)	Reflects the target and maximum values of the cash portion of the 2016 MIP performance incentive award for each Named Executive Officer. Does not include the MIP ownership incentive award, which is equal to one-third of one month’s salary: Abney — $32,573; Peretz — $14,630; Barber — $15,085; Gershenhorn — $15,836; and Gray — $15,483. The potential payments for the MIP performance incentive award are performance-based and therefore at risk. The MIP program is described in the “Compensation Discussion and Analysis”.
(2)	These columns show the potential number of units that would be awarded under the 2016 LTIP at the end of the applicable three-year performance period if the threshold, target or maximum performance goals are satisfied.
(3)	This column represents the number of RPUs granted under the 2015 MIP on March 2, 2016. For Richard Peretz, the 2015 MIP RPUs were granted on March 4, 2016.
(4)	This column shows the number of stock options granted under the Stock Options Program on March 2, 2016 and September 16, 2016.
(5)	This column shows the grant date fair value of the LTIP RPUs, MIP RPUs, and stock options under FASB ASC Topic 718 granted to each of the Named Executive Officers in 2016. The grant date fair values are calculated, using the NYSE closing price of UPS stock on the date of grant for RPUs and the Black-Scholes option pricing model for stock options. The grant date fair value of the units granted under the 2016 LTIP, which have performance conditions, are computed based on the probable outcome of the performance condition for the 2016 LTIP performance period. There can be no assurance that the grant date fair value of stock and option awards will ever be realized.

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Outstanding Equity Awards at Fiscal Year-End 2016

The following table shows the number of shares covered by exercisable options, unexercisable options, and unvested RPUs held by the Named Executive Officers on December 31, 2016.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
David P. Abney	8,619	0	71.58	5/7/2008	5/7/2018
	13,315	0	55.83	5/6/2009	5/6/2019
	9,745	0	67.18	5/5/2010	5/5/2020
	9,357	0	74.25	5/4/2011	5/4/2021
	7,696	1,924	76.89	3/1/2012	3/1/2022
	5,676	3,785	82.87	3/1/2013	3/1/2023
	2,948	4,424	96.98	3/4/2014	3/4/2024
	4,981	19,926	101.93	3/2/2015	3/2/2025
	0	26,632	98.77	3/2/2016	3/2/2026
	0	37,616	106.86	9/16/2016	9/16/2026
						26,081	2,989,938	143,354	16,434,068
Richard N. Peretz	673	2,696	101.93	3/2/2015	3/2/2025
	0	7,899	98.77	3/2/2016	3/2/2026
	0	7,807	106.86	9/16/2016	9/16/2026
						7,674	879,761	27,102	3,106,969
James J. Barber, Jr.	1,883	0	70.90	5/9/2007	5/8/2017
	2,971	743	76.89	3/1/2012	3/1/2022
	4,881	3,254	82.87	3/1/2013	3/1/2023
	2,535	3,804	96.98	3/4/2014	3/4/2024
	1,508	6,035	101.93	3/2/2015	3/2/2025
	0	8,183	98.77	3/2/2016	3/2/2026
	0	7,807	106.86	9/16/2016	9/16/2026
						10,466	1,199,810	33,494	3,839,707
Alan Gershenhorn	8,165	0	67.18	5/5/2010	5/5/2020
	8,220	0	74.25	5/4/2011	5/4/2021
	6,760	1,691	76.89	3/1/2012	3/1/2022
	5,060	3,374	82.87	3/1/2013	3/1/2023
	2,679	4,020	96.98	3/4/2014	3/4/2024
	1,793	7,174	101.93	3/2/2015	3/2/2025
	0	9,588	98.77	3/2/2016	3/2/2026
	0	7,807	106.86	9/16/2016	9/16/2026
						13,147	1,507,124	56,247	6,448,200

44	Notice of Annual Meeting of Shareowners and 2017 Proxy Statement

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Myron A. Gray	8,033	0	67.18	5/5/2010	5/5/2020
	8,238	0	74.25	5/4/2011	5/4/2021
	6,776	1,694	76.89	3/1/2012	3/1/2022
	5,119	3,414	82.87	3/1/2013	3/1/2023
	2,711	4,067	96.98	3/4/2014	3/4/2024
	1,578	6,315	101.93	3/2/2015	3/2/2025
	0	8,440	98.77	3/2/2016	3/2/2026
	0	7,807	106.86	9/16/2016	9/16/2026	12,511	1,434,241	34,760	3,984,854

(1)	Stock options vest over a five-year period with 20% of the option vesting at each anniversary date of the grant. All options expire ten years from the date of grant. Under the terms of our 2009 Plan, 2012 Plan and 2015 Plan, unvested stock options become fully vested on the date of retirement for the NEOs if they meet certain service requirements.
(2)	Unvested stock awards in this column include RPUs granted as part of MIP in 2012, 2013, 2014, 2015 and 2016 that vest over a five-year period with approximately 20% of the award vesting on January 15 of each year. Values are rounded to the closest unit.
(3)	Market value based on NYSE closing price on December 30, 2016 of $114.64.
(4)	Represents the potential units to be earned under the 2015 LTIP award (for the three year performance period ending 12/31/2017), the 2016 LTIP award (for the three year performance period ending 12/31/2018), and any dividend equivalent units allocated since the grants were made. For all performance periods, we have assumed target performance goals will be met.

Option Exercises and Stock Vested in 2016

The following table sets forth the number and corresponding value realized during 2016 with respect to options that were exercised, and restricted stock units and restricted performance units that vested, for each Named Executive Officer.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
David P. Abney	0	0	34,491	3,213,630
Richard N. Peretz	0	0	4,318	402,009
James J. Barber, Jr.	1,590	24,438	12,990	1,207,850
Alan Gershenhorn	0	0	15,511	1,447,428
Myron A. Gray	0	0	15,543	1,450,700

(1)	This number is calculated by subtracting the exercise price from the price of our class B common stock on the date of exercise and multiplying the number of shares underlying the options. The amounts in this column may not represent amounts that were actually realized.
(2)	The value in this column represents approximately 20% of the 2011 LTI award granted in the form of RPUs that vested on May 4, 2016; the 2013 LTIP award granted in the form of RPUs that vested on January 31, 2016; and approximately 20% of the MIP RPUs granted in 2012, 2013, 2014 and 2015 that vested on January 15, 2016. Vested RPU awards are distributed to participants in an equivalent number of shares of class A common stock.
(3)	The value shown is based on the NYSE closing prices on January 15, 2016, the date the RPUs granted under MIP vested, of $90.04 per share; January 31, 2016, the date the RSUs granted under the 2013 LTIP award vested, of $93.20 per share; and May 4, 2016, the date that the RPUs granted under the 2011 LTI vested, of $103.11 per share. If the vesting date is not a NYSE trading day, the prior trading day’s closing price is used.

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2016 Pension Benefits

The following table quantifies the pension benefits expected to be paid to each of the Named Executive Officers from the UPS Retirement Plan and the UPS Excess Coordinating Benefit Plan. The terms of each are described below.

Name	Plan Name	Number of Years Credited Service(#)(1)	Present Value of Accumulated Benefit($)(2)	Payments During Last Fiscal Year($)
David P. Abney	UPS Retirement Plan	42.8	2,187,253	0
	UPS Excess Coordinating Benefit Plan		7,439,957	0
	Total		9,627,210	0
Richard N. Peretz	UPS Retirement Plan	35.6	1,518,255	0
	UPS Excess Coordinating Benefit Plan		1,315,141	0
	Total		2,833,396	0
James J. Barber, Jr.	UPS Retirement Plan	32.4	1,476,549	0
	UPS Excess Coordinating Benefit Plan		2,057,783	0
	Total		3,534,332	0
Alan Gershenhorn	UPS Retirement Plan	37.1	1,821,690	0
	UPS Excess Coordinating Benefit Plan		3,377,890	0
	Total		5,199,580	0
Myron A. Gray	UPS Retirement Plan	38.0	1,910,797	0
	UPS Excess Coordinating Benefit Plan		3,266,716	0
	Total		5,177,513	0

(1)	This column represents years of service as of December 31, 2016 for all plans.

(2)	This column represents the total discounted value of the monthly lifetime benefit earned at December 31, 2016, assuming the executive continues in service and retires at age 60 or at the executive’s actual age, if later. The present value is not the monthly or annual lifetime benefit that would be paid to the executive. The present values are based on discount rates of 4.37% and 4.49% for the UPS Retirement Plan, and UPS Excess Coordinating Benefit Plan, respectively, at December 31, 2016. The present values assume no pre-retirement mortality and utilize the RP 2014 healthy mortality table with adjusted mortality improvement after 2007 (no collar for the Retirement Plan and white collar for the Excess Plan), with mortality improvements converging to 0.5% in 2022 on the RPEC model.
2016 Pension Benefits

The UPS Retirement Plan is noncontributory and includes substantially all eligible employees of participating domestic subsidiaries who are not members of a collective bargaining unit, as well as certain employees covered by a collective bargaining agreement. The UPS Retirement Plan was closed to new entrants as of July 1, 2016.

UPS also sponsors a non-qualified defined benefit plan, the UPS Excess Coordinating Benefit Plan, for non-union employees whose pay and benefits in the qualified plan are limited by the Internal Revenue Service. An employee must be at least age 55 with 10 years of service to be eligible to participate in this plan. In the year that an individual first becomes eligible to participate in the UPS Excess Coordinating Benefit Plan, there is an increase for the participant for that year equal to the full present value of the participant’s accrued benefit in the plan.

The Compensation Committee believes that the retirement, deferred compensation and/or savings plans offered at UPS are important for the long-term economic well-being of our employees, and are important elements of attracting and retaining the key talent necessary to compete. The UPS Retirement Plan and UPS Excess Coordinating Benefit Plan provide monthly lifetime benefits to participants and their eligible beneficiaries based on final average compensation at retirement, service with UPS and age at retirement. Participants may choose to receive a reduced benefit payable in an optional form of annuity that is equivalent to the single lifetime benefit.

The plans provide monthly benefits based on the greatest result from up to four benefit formulas. Participants receive the largest benefit from among the applicable benefit formulas. For Alan Gershenhorn, Richard Peretz, and James Barber, the formula that results in the largest benefit is called the “grandfathered integrated formula.” This formula provides retirement income equal to 58.33% of final average compensation, offset by a portion of the Social Security benefit. A participant with less than 35 years of benefit service receives a proportionately lesser amount. For David Abney and Myron Gray, the formula that results in the largest benefit is called the “integrated account formula.” This formula provides retirement income equal to 1.2% of final average compensation plus 0.4% of final average compensation in excess of the Social Security Wage Base times years of benefit service.

46	Notice of Annual Meeting of Shareowners and 2017 Proxy Statement

Participants earn benefit service for the time they work as an eligible UPS employee. For purposes of the formulas, compensation includes salary and an eligible portion of the MIP award. The average final compensation for each participant in the plans is the average covered compensation of the participant during the five highest consecutive years out of the last ten full calendar years of service.

Benefits payable under the UPS Retirement Plan are subject to the maximum compensation limits and the annual benefit limits for a tax-qualified defined benefit plan as prescribed and adjusted from time to time by the Internal Revenue Service. Eligible amounts exceeding these limits will be paid from the UPS Excess Coordinating Benefit Plan. Under this plan, participants receive the benefit in the form of a life annuity.

The plans permit participants with 25 or more years of benefit service to retire as early as age 55 with only a limited reduction in the amount of their monthly benefits. Each of the Named Executive Officers would be eligible to retire at age 60 and receive unreduced benefits from the plans. In addition, the plans allow participants with ten years or more of service to retire at age 55 with a larger reduction in the amount of their benefit. As of December 31, 2016, James Barber, Alan Gershenhorn, Myron Gray and Richard Peretz were eligible for early retirement with reduced benefits. If they had retired on December 31, 2016, their benefits would be reduced by 10.50% (Barber), 4.50% (Gershenhorn), 2.75% (Gray), and 15.00% (Peretz). David Abney is currently eligible for early retirement with unreduced benefits.

2016 Non-Qualified Deferred Compensation

The following table shows the executive contributions, earnings and account balances for the Named Executive Officers in the UPS Deferred Compensation Plan for 2016.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(1)
David P. Abney	0	0	441,785	0	2,724,447
Richard N. Peretz	0	0	154,159	0	834,514
James J. Barber, Jr.	35,049	0	92,244	0	544,891
Alan Gershenhorn	0	0	75,890	0	791,966
Myron A. Gray	0	0	120,873	0	661,362

(1)	Certain amounts in this column represent salary, bonus or stock options contributed by the Named Executive Officer to the plan in prior years as follows:
Abney — $1,122,199; Peretz — $339,973; Barber — $204,956; Gershenhorn — $467,915; Gray — $253,157.

The deferred compensation vehicles in the UPS Deferred Compensation Plan are described below. Not all of the Named Executive Officers participate in each feature of the UPS Deferred Compensation Plan.

Salary Deferral Feature
●	Prior to December 31, 2004, contributions could be deferred from executive officers’ monthly salary and from their half-month bonus.
●

Prior to December 31, 2004, non-employee directors could defer retainer and meeting fees quarterly. Assets from the discontinued UPS Retirement Plan for Outside Directors were transferred to the 2004 and Before Salary Deferral Feature in 2003.

●	No contributions were permitted after December 31, 2004.
●

After December 31, 2004, executive officers may defer 1% to 35% of their monthly salary and 1% to 100% of the cash portion of the MIP award. They may also defer excess pre-tax contributions if the UPS 401(k) Savings Plan fails the annual average deferral percentage test.

●	Non-employee directors may defer retainer fees quarterly.
●	Elections are made annually for the following calendar year.

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Stock Option Deferral Feature
●	Assets are invested solely in shares of UPS stock.
●

Non-qualified or Incentive Stock Options which vested prior to December 31, 2004 were deferrable during the annual enrollment period for the following calendar year. Participants deferred receipt of UPS stock that would otherwise be taxable upon the exercise of the stock option.

●

The shares received upon exercise of these options are deferred into a rabbi trust. The shares held in this trust are classified as treasury stock, and the liability to participating employees is classified as “deferred compensation obligations” in the shareowners’ equity section of the balance sheet.

●	No deferrals of stock options were permitted after December 31, 2004.
●

As a result of the requirements applicable to non-qualified deferred compensation arrangements under Section 409A of the Internal Revenue Code and related guidance, deferral of stock options is no longer offered under the UPS Deferred Compensation Plan for options that vested after December 31, 2004.

Withdrawals and Distributions under the UPS Deferred Compensation Plan
●

For the 2004 and Before Salary Deferral Feature, participants may elect to receive the funds in a lump sum or up to a 10 year installment (of 120 monthly payments), subject to restrictions if the balance is less than $20,000.

●

For the 2005 and Beyond Salary Deferral Feature, participants may elect to receive funds in a lump sum or up to a 10 year installment (120 monthly payments), subject to restrictions if the balance, plus the total balance in any other account which must be aggregated with the 2005 and Beyond Salary Deferral Account under Section 409A of the Internal Revenue Code, is less than the Internal Revenue Code Section 402(g) annual limit in effect for qualified 401(k) plans on the date the participant becomes eligible for a distribution.

●

For the Stock Option Deferral Feature, participants may elect to receive shares in a lump sum or up to 10 annual installments, subject to restrictions if the balance is less than $20,000. The distribution of shares will occur pro-rata based on the type of stock options (non-qualified or Incentive) that were originally deferred.

●

The distribution election under the 2005 and Beyond Salary Deferral Feature may be changed one time only, but may be changed more frequently under the 2004 and Before Salary Deferral Feature and the Stock Option Deferral Feature.

●	Hardship distributions are permitted under all three features of the UPS Deferred Compensation Plan.
●

Withdrawals are not permitted under the 2005 and Beyond Salary Deferral Feature, but withdrawals are permitted for 100% of the account under the 2004 and Before Salary Deferral Feature and Stock Option Deferral Feature. However, withdrawals will result in a forfeiture of 10% of the participant’s total account balances.

No company contributions are made to any of the three features of the UPS Deferred Compensation Plan. The aggregate balances shown in the table above represent amounts that the Named Executive Officers have earned but elected to defer, plus earnings (or less losses). There are no above-market or preferential earnings in the UPS Deferred Compensation Plan. The investment options mirror those in the UPS 401(k) Savings Plan. Dividends earned on shares of UPS stock in the UPS Deferred Compensation Plan are earned at the same rate as all other class A and class B shares of common stock. Dividends are added to the participant’s deferred compensation balance. Deferral elections made under the UPS Deferred Compensation Plan are irrevocable once made.

48	Notice of Annual Meeting of Shareowners and 2017 Proxy Statement

Potential Payments on Termination or Change in Control

We have not entered into any employment agreements with our NEOs that provide for severance or change in control benefits, nor do we have separate severance or change in control agreements or arrangements with our NEOs. Our Compensation Committee believes that the UPS promotion from within policy has created a culture where long tenure for executives is the norm. As a result, the NEOs serve without employment contracts, as do most of our other U.S.-based non-union employees.

The equity awards granted between May 7, 2009 and May 2, 2012 were made pursuant to the 2009 Plan. Equity awards granted on or after May 3, 2012 were made pursuant to the 2012 Plan. Equity awards granted on or after May 7, 2015 were made pursuant to the 2015 Plan. The plans and the related award certificates contain provisions that affect outstanding awards to all plan participants, including the NEOs, in the event of a change in control (as defined below) of the Company and a participant’s retirement, death or disability. Upon a participant’s retirement, death or disability:

●	Options will become immediately exercisable;
●	Restrictions imposed on shares of restricted stock, RSUs or RPUs that are not performance-based lapse; and
●

Target payout opportunities attainable under all outstanding awards of performance-based restricted stock, RSUs and RPUs are deemed to have been fully earned for the applicable performance periods. Payment of an award (in cash or stock, as applicable) is made to the participant based upon an assumed achievement of all relevant targeted performance goals and the length of time within the applicable performance period which has elapsed.

In the event of a change in control, if the successor company continues, assumes or substitutes other grants for outstanding awards, and within two years following the change in control the participant is terminated by the successor without cause or the participant resigns for good reason, then:

●	Options will become immediately exercisable as of the termination or resignation;
●	Restrictions imposed on restricted stock or RSUs that are not performance-based will lapse; and
●

Performance-based awards will vest with respect to each performance measurement tranche completed during the performance period prior to the termination or resignation (or, if the performance period is not divided into separate performance measurement tranches, proportionately based on the portion of the performance period completed prior to such resignation or termination).

In the event of a change in control, if the successor company does not continue, assume or substitute other grants for outstanding awards, or in the case of a dissolution or liquidation of UPS, then options will be fully vested and exercisable and the Compensation Committee will either give a participant a reasonable opportunity to exercise the option before the transaction resulting in the change in control, or pay the participant the difference between the exercise price for the option and the consideration provided to other similarly situated shareowners.

Other Outstanding Awards

Other outstanding awards will vest and be paid generally as described in the bullet points above (except, where applicable, timing of payment generally will be tied to such change in control, rather than termination or resignation).

Our 1999 Incentive Compensation plan provided for tax gross-ups upon a change in control in certain situations. However, all awards made under the 1999 Plan have already vested and are not subject to the change in control provisions. The 2015 Plan, 2012 Plan and 2009 Plan do not provide for the payment of tax gross-ups.

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The following table shows the potential payments to the NEOs upon a termination of employment under various circumstances. In preparing the table, we assumed the termination occurred on December 31, 2016. The closing price per share of our common stock on December 30, 2016 was $114.64. In addition, as of December 31, 2016, all currently serving NEOs were eligible for early retirement.

Name	Accelerated Vesting of Equity Awards ($)(1)	Benefits ($)(2)	Total ($)
David P. Abney
Termination (Voluntary or Involuntary)	0	0	0
Change in Control (with termination)	20,663,576	0	20,663,576
Early Retirement	20,663,576	0	20,663,576
Normal Retirement	20,663,576	0	20,663,576
Death	20,663,576	0	20,663,576
Disability	20,663,576	0	20,663,576
Richard N. Peretz
Termination (Voluntary or Involuntary)	0	0	0
Change in Control (with termination)	4,207,091	0	4,207,091
Early Retirement	4,207,091	217,874	4,424,965
Normal Retirement	4,207,091	0	4,207,091
Death	4,207,091	0	4,207,091
Disability	4,207,091	0	4,207,091
James J. Barber, Jr.
Termination (Voluntary or Involuntary)	0	0	0
Change in Control (with termination)	5,505,431	0	5,505,431
Early Retirement	5,505,431	255,266	5,760,697
Normal Retirement	5,505,431	0	5,505,431
Death	5,505,431	0	5,505,431
Disability	5,505,431	0	5,505,431
Alan Gershenhorn
Termination (Voluntary or Involuntary)	0	0	0
Change in Control (with termination)	8,501,426	0	8,501,426
Early Retirement	8,501,426	215,353	8,716,779
Normal Retirement	8,501,426	0	8,501,426
Death	8,501,426	0	8,501,426
Disability	8,501,426	0	8,501,426
Myron A. Gray
Termination (Voluntary or Involuntary)	0	0	0
Change in Control (with termination)	5,938,275	0	5,938,275
Early Retirement	5,938,275	148,730	6,087,005
Normal Retirement	5,938,275	0	5,938,275
Death	5,938,275	0	5,938,275
Disability	5,938,275	0	5,938,275

(1)	Represents the value of accelerated vesting of stock options and RPUs in accordance with the terms of the the 2009 Plan, the 2012 Plan, the 2015 Plan and the applicable award certificates. Also includes the 2015 and 2016 LTIP awards calculated at target. The performance measurement period for the 2015 LTIP award ends December 31, 2017 and the performance measurement period for the 2016 LTIP award ends December 31, 2018.
(2)	Represents the actuarial present value of the incremental non-qualified amounts payable upon change in control, early retirement, death and disability from the UPS Excess Coordinating Benefit Plan. For information about the UPS Excess Coordinating Benefit Plan, see the 2016 Pension Benefits table and related narrative. The same assumptions were used to calculate the present value of the amounts in this table that were used for the 2016 Pension Benefits table except that benefits are assumed to be payable immediately as of December 31, 2016 (or age 55 if later) instead of as of age 60. Only individuals eligible for early retirement (55 with 10 years of service) who are not yet age 60 will have an early retirement value in the table.

50	Notice of Annual Meeting of Shareowners and 2017 Proxy Statement

Other Amounts

The previous table does not include payments and benefits to the extent they are generally provided on a non-discriminatory basis to salaried employees not subject to a collective bargaining agreement upon termination of employment. These include:

●	Life insurance upon death in the amount of 12 times the employee’s monthly base salary, with a December 31, 2016 maximum benefit payable of $1 million;
●	A death benefit in the amount of three times the employee’s monthly salary;
●	Disability benefits; and
●	Accrued vacation amounts.

The tables also do not include amounts to which the executives would be entitled to receive that are already described in the compensation tables that appear earlier in this proxy statement, including:

●	The value of equity awards that are already vested;
●	Amounts payable under defined benefit pension plans; and
●	Amounts previously deferred into the deferred compensation plan.

Definition of a Change in Control

A change in control is deemed to have occurred as a result of any one of the following events:

●

The consummation of a reorganization, merger, share exchange or consolidation, in each case, where persons who were the shareowners immediately prior to such event do not, immediately thereafter, own more than 50% of the combined voting power of the reorganized, merged, surviving or consolidated company’s then outstanding securities entitled to vote generally in the election of directors; or

●

The board members as of May 7, 2009 or board members whose elections or nominations are approved by a majority of such board members cease for any reason to constitute at least an 80% majority of the Board of Directors.

Equity Compensation Plans

The following table sets forth information as of December 31, 2016 concerning shares of our common stock authorized for issuance under all of our equity compensation plans.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(1)	17,351,925	8.47	32,929,670	(2)
Equity compensation plans not approved by security holders
Total	17,351,925	8.47	32,929,670

(1)	Includes the 1999 Plan, the 2009 Plan, the 2012 Plan, the 2015 Plan and the Discounted Employee Stock Purchase Plan, each of which has been approved by our shareowners. Effective with the authorization of the 2015 Plan that was approved by our shareowners in May 2015, no additional securities may be issued under the 1999 Plan, the 2009 Plan or the 2012 Plan. Awards that do not entitle the holder to receive or purchase shares and awards that are settled in cash are not counted against the aggregate number of shares available for awards under the 2015 Plan.
(2)	In addition to grants of options, warrants or rights, this number includes up to 17,417,463 shares of common stock or other stock-based awards that may be issued under the 2015 Plan, and up to 15,512,207 shares of common stock that may be issued under the Employee Stock Purchase Plan. This number does not include shares under the 1999 Plan, the 2009 Plan or the 2012 Plan because no new awards may be made under those plans.

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Proposal 2 — Advisory Vote to Approve Executive Compensation

What am I voting on? Whether you approve, on an advisory basis, the compensation of the Named Executive Officers disclosed in this Proxy Statement.

Voting Recommendation: The Board of Directors recommends that shareowners vote FOR the proposal.

Vote Required: An affirmative vote requires the majority of those shares present in person or represented by proxy and entitled to vote.

Pay that reflects performance and alignment of pay with the long-term interests of our shareowners are key principles that underlie our compensation program. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, shareowners have the opportunity to vote, on an advisory basis every three years, to approve the compensation of our Named Executive Officers. This is often referred to as a “say on pay” vote, and provides you, as a shareowner, with the ability to cast a vote with respect to our 2016 executive compensation programs and policies and the compensation paid to the Named Executive Officers as disclosed in this proxy statement through the following resolution:

“RESOLVED, that the shareowners approve, on an advisory basis, the compensation of the Named Executive Officers, as described in the Compensation Discussion and Analysis section and in the compensation tables and accompanying narrative disclosure in the Company’s Proxy Statement for the 2017 Annual Meeting of Shareowners.”

As discussed in the Compensation Discussion and Analysis section, the compensation paid to our Named Executive Officers reflects the following principles of our compensation program:

●	Encourages executive decision-making that is aligned with the long-term interests of our shareowners;
●	Ties a significant portion of executive pay to Company performance over a multi-year period;
●	Promotes UPS’s long-standing culture of owner-management; and
●	Uses a balance of short- and long-term performance metrics to encourage the efficient management of our business and minimize excessive risk-taking.

Because this vote is advisory in nature, it will not affect any compensation. Although the vote is non-binding, the Compensation Committee and the board value our shareowners’ views and will consider the voting results. To the extent there is any significant negative vote, we will consult directly with shareowners to better understand the concerns that influenced the vote. The Compensation Committee and the board would consider the constructive feedback obtained through this process in making decisions about future compensation arrangements for our Named Executive Officers. The Company currently has a policy of holding say on pay votes once every three years. Unless the company modifies this policy, the next say on pay vote is expected to occur at the 2020 Annual Meeting.

In accordance with the Dodd-Frank Act, this vote does not overrule any decisions by the board, will not create or imply any change to or any additional fiduciary duties of the board and will not restrict or limit the ability of shareowners generally to make proposals for inclusion in proxy materials related to executive compensation.

Proposal 3 — Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation

What am I voting on? Whether you approve, on an advisory basis, that future advisory votes to approve executive compensation be conducted every year (annual), every two years (biannual), or every three years (triennial).

Voting Recommendation: The Board of Directors recommends that shareowners select that future advisory votes to approve executive compensation occur on a TRIENNIAL basis.

Vote Required: An affirmative vote requires the majority of those shares present in person or represented by proxy and entitled to vote.

52	Notice of Annual Meeting of Shareowners and 2017 Proxy Statement

The Dodd-Frank Act and Section 14A of the Exchange Act provide shareowners with the opportunity to indicate, on an advisory basis at least once every six years, their preference as to the frequency of future say on pay votes, often referred to as a “say when on pay” vote. For this proposal, shareowners can indicate whether they would prefer that we hold future advisory votes to approve executive compensation every one (annual), two (biennial) or three (triennial) years.

The board recommends that future advisory votes to approve executive compensation should be held every three years, or on a triennial basis, so that the next advisory vote would be held at our Annual Meeting of Shareowners in 2020. We believe that our pay is aligned with performance. We have made changes to the compensation program beginning in 2011 to further strengthen the link between pay and performance. Both our annual incentive program, the MIP, and our long-term equity incentive program, the LTIP, are performance based.

The Compensation Committee has designed our executive compensation program to reward performance over a multi-year period. The most significant component of our executive compensation program is long-term equity incentive compensation. The LTIP rewards performance over a three-year performance period, and the stock options and MIP RPUs vest over five years. We believe that having an advisory vote to approve executive compensation every three years better correlates with these longer-term compensation programs and objectives and our business planning cycles.

In addition, we believe annual say on pay voting increases focus on the short-term. Providing an advisory vote every three years gives shareowners and proxy advisory firms adequate time to evaluate the effectiveness of both short-term and long-term compensation strategies and related business outcomes. It also provides the Compensation Committee time to implement any necessary changes.

Finally, offering the advisory vote every three years will improve the ability of institutional funds that hold shares in a large number of public companies to exercise their voting rights in a more deliberate, thoughtful and informed way. We believe that institutions will be able to provide us with more meaningful input on our compensation program if they are not simultaneously required to evaluate the compensation program of every public company, every year.

Although the vote is non-binding, the board and the Compensation Committee will review the voting results in making a decision as to the policy to be adopted by the board on the frequency of future advisory votes on executive compensation.

In accordance with the Dodd-Frank Act, this vote does not overrule any decisions by the board, will not create or imply any change to or any additional fiduciary duties of the board and will not restrict or limit the ability of shareowners in general to make proposals for inclusion in proxy materials related to executive compensation.

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Ownership of Our Securities

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of December 31, 2016 as to each person known to us to be the beneficial owner of more than five percent of our class A or class B common stock, based on SEC filings by such persons.

Name and address	Number of Shares of Class B Stock Beneficially Owned	Percent of Class B Stock
BlackRock Inc.(1)
55 East 52nd Street	45,602,894	6.60%
New York, NY 10055
The Vanguard Group(2)
100 Vanguard Blvd.	46,110,349	6.68%
Malvern, PA 19355

(1)	According to a Schedule 13G/A filed with the SEC on January 27, 2017, BlackRock Inc. has sole voting power with respect to 39,135,436 shares of our class B common stock and sole dispositive power with respect to 45,602,894 shares of our class B common stock.
(2)	According to a Schedule 13G/A filed with the SEC on February 10, 2017, The Vanguard Group has sole voting power with respect to 1,079,031 shares of our class B common stock, shared voting power with respect to 144,182 shares of our class B common stock, sole dispositive power with respect to 44,894,455 shares of our class B common stock and shared dispositive power with respect to 1,215,894 shares of our class B common stock.

The following table sets forth the beneficial ownership of our class A and class B common stock as of February 8, 2017 by our current directors and nominees, our Named Executive Officers, and all of our directors and executive officers as a group. Ownership is calculated in accordance with SEC rules and regulations.

	Number of Shares Beneficially Owned(1)(2)		Additional Shares in which the Beneficial Owner Has or Participates in the Voting or Investment Power(5)		Total Shares Beneficially Owned(6)
Directors and Executive Officers	Class A Shares(3)(4)	Class B Shares
David P. Abney	332,284	1,452	3,866,520	(7)	4,200,256
Rodney C. Adkins	7,174	0	0		7,174
James J. Barber, Jr.	76,480	0	0		76,480
Michael J. Burns	21,923	0	0		21,923
Alan Gershenhorn	167,664	3,553	0		171,217
Myron A. Gray	166,851	0	0		166,851
William R. Johnson	18,035	160	0		18,195
Candace Kendle	11,449	0	0		11,449
Ann M. Livermore	44,679	0	0		44,679
Rudy H.P. Markham	18,592	0	0		18,592
Franck J. Moison	400	0	0		400
Richard N. Peretz	41,838	0	0		41,838
Clark T. Randt, Jr.	13,548	0	0		13,548
John T. Stankey	4,743	0	0		4,743
Carol B. Tomé	22,622	2,936	0		25,558
Kevin M. Warsh	8,922	0	0		8,922
All directors and executive officers as a group (22 persons)	1,252,518	12,949	3,866,520	(7)	5,131,987	(8)

(1)	Includes shares for which the named person has sole voting or investment power or has shared voting or investment power with his or her spouse. Includes shares held by immediate family members as follows: Abney — 26,500; Peretz — 80; Barber— 0; Gershenhorn — 482; Gray — 0; and all directors and executive officers as a group — 27,062. Each named individual disclaims all beneficial ownership of the shares held by immediate family members.
(2)	Includes shares pledged as follows: Abney — 0; Peretz — 0 Barber— 14,490; Gershenhorn — 0; Gray — 20,497; and all directors and executive officers as a group — 43,635. The aggregate number of shares pledged by directors and executive officers as a group represents significantly less than 1% of our issued and outstanding shares of common stock. Shares pledged by directors and executive officers are not counted for purposes of compliance with our stock ownership guidelines. All of the executive officers that had existing pledges met their stock ownership guidelines after excluding the shares subject to pledge. None of our directors have pledged any shares of UPS stock. As described under “Corporate Governance — Transactions in Company Stock”, we adopted a policy in 2014 prohibiting our directors and executive officers from entering into future pledges of their UPS stock.

54	Notice of Annual Meeting of Shareowners and 2017 Proxy Statement

(3)	Includes class A shares that may be acquired by directors upon the conversion of RSUs following separation from the UPS Board of Directors. These RSUs are also reported in the additional ownership table below.
(4)	Includes class A shares that may be acquired through stock options exercisable through April 1, 2017 as follows: Abney — 156,644; Peretz — 19,075; Barber — 43,604; Gershenhorn — 66,331; Gray — 64,192; and all directors and executive officers as a group — 444,120.
(5)	None of the individuals listed, nor members of their immediate families, has any direct ownership rights in the shares in this column. See footnotes 7 and 8.
(6)	All directors and executive officers individually and as a group held less than one percent of outstanding shares, based on an aggregate of 870,004,995 shares of class A and class B common stock outstanding as of February 8, 2017. Assumes that all options exercisable and RSUs through April 1, 2017 owned by the named individual are exercised. The total number of shares outstanding used in calculating this percentage also assumes that none of the options owned by other named individuals are exercised.
(7)	Includes 3,724,484 class A shares and 142,036 class B shares owned by the Annie E. Casey Foundation, Inc., which are considered under SEC rules to be beneficially owned by David Abney because he serves on the Board of Trustees.
(8)	Includes shares owned by the Annie E. Casey Foundation, Inc.

Additional Ownership

Our directors and executive officers hold equity instruments that are not reported in the beneficial ownership table above (with the exception of RSUs for directors) but that represent additional financial interests in UPS that are subject to the same market risk as ownership of our common stock. The number of shares of class A common stock to which these equity instruments are equivalent as of February 8, 2017 is as follows.

	Restricted Stock Units(1)	Phantom Stock Units(2)	Restricted Performance Units(3)	Stock Option Deferral Shares(4)	Other Deferred Compensation Plan Shares(5)	Total
David P. Abney	0	0	42,083	18,403	0	60,486
Rodney C. Adkins	7,174	0	0	0	0	7,174
James J. Barber, Jr.	0	0	16,208	4,200	0	20,408
Michael J. Burns	17,075	0	0	0	4,562	21,637
Alan Gershenhorn	0	0	18,006	3,182	4	21,192
Myron A. Gray	0	0	17,622	5,607	38	23,267
William R. Johnson	18,035	0	0	0	0	18,035
Candace Kendle	11,449	0	0	0	0	11,449
Ann M. Livermore	17,075	2,356	0	0	0	19,431
Rudy H.P. Markham	17,075	0	0	0	0	17,075
Franck J. Moison	400	0	0	0	0	400
Richard N. Peretz	0	0	7,655	7,279	0	14,934
Clark T. Randt, Jr.	13,548	0	0	0	0	13,548
John T. Stankey	4,743	0	0	0	0	4,743
Carol B. Tomé	17,075	1,114	0	0	0	18,189
Kevin M. Warsh	8,922	0	0	0	3,374	12,296

(1)	RSUs for directors are also reported in the previous table and are counted toward the total shares beneficially owned. RSUs are bookkeeping units, the value of each of which corresponds to one share of UPS class A common stock. RSUs are granted to non-employee directors on an annual basis. Dividends paid on UPS common stock are added to the director’s RSU balance. Upon termination of the individual’s service as a director, the RSUs convert to class A shares.
(2)	Phantom stock units are bookkeeping units, the value of each of which corresponds to one share of UPS class B common stock. Phantom stock units were granted to non-employee directors pursuant to a deferred compensation program previously provided to non-employee directors. Dividends paid on UPS common stock are added to the director’s phantom stock unit balance. Upon termination of the individual’s service as a director, amounts represented by phantom stock units will be distributed in cash over a time period elected by the recipient.
(3)	RPUs are bookkeeping units, the value of each of which corresponds to one share of UPS class A common stock. We grant RPUs under two programs, the Management Incentive Program and the Long-Term Incentive Performance award program.
(4)	Stock option deferral shares are shares held for the individual in a rabbi trust within the UPS Deferred Compensation Plan. Each individual elected to defer the receipt of these shares rather than acquiring them directly upon the exercise of a stock option.
(5)	Other deferred compensation plan shares are amounts within the UPS Deferred Compensation Plan allocated to UPS common stock. These represent the non-employee directors’ retainer fees that have been deferred and invested in UPS stock.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own beneficially more than 10% of either our class A or class B common stock to file reports of ownership and changes in ownership of such stock with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file with the SEC. To our knowledge, based solely on a review of those forms provided to us and any written representations that no other reports were required, for 2016 each of our directors and executive officers complied with all applicable Section 16(a) filing requirements.

56	Notice of Annual Meeting of Shareowners and 2017 Proxy Statement

Audit Committee Matters

Proposal 4 — Ratification of Auditors

What am I voting on? Whether you ratify the Audit Committee’s appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm.

Voting Recommendation: The Board of Directors recommends that shareowners vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017.

Vote Required: An affirmative vote requires the majority of the voting power of the shares present in person or by proxy.

Deloitte & Touche LLP (“Deloitte”) audited our 2016 consolidated financial statements and our internal control over financial reporting. As discussed below, our Audit Committee considers Deloitte to be well qualified and has appointed Deloitte as our independent registered public accounting firm for the year ending December 31, 2017 and to prepare reports on these audits.

This proposal asks you to ratify the appointment of Deloitte as our independent registered public accounting firm for 2017. Although we are not required to obtain such ratification from our shareowners, the Board of Directors believes it is sound corporate governance practice to do so. If the appointment of Deloitte is not ratified, the Audit Committee will reconsider the appointment.

A representative of Deloitte is expected to be present at the Annual Meeting of Shareowners, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions by shareowners. The following sections provide additional information about our Audit Committee, its selection of Deloitte, Deloitte’s fees and related matters.

Report of the Audit Committee

The Audit Committee of the Board of Directors is composed solely of independent directors meeting the requirements of applicable SEC and NYSE rules. Each member is financially literate for audit committee purposes under NYSE rules, and the board has concluded that each member qualifies as an audit committee financial expert.

The key responsibilities of the Audit Committee are set forth in its charter, which was approved by the board and is available on the governance section of the UPS investor relations website at www. investors.ups.com. Pursuant to its charter, the Audit Committee’s purposes, duties and responsibilities include:

●	Assisting the board in discharging its responsibilities relating to the accounting, reporting and financial practices of UPS;
●

Overseeing the accounting and financial reporting processes, including reviewing earnings or annual report press releases, overseeing the integrity of UPS’s financial statements and evaluating major financial risks;

●	Having sole authority to appoint, oversee, determine the compensation of and terminate the Company’s independent registered public accounting firm; and
●	Monitoring the Risk Committee’s oversight of the Company’s enterprise risk management process.

Management has primary responsibility for preparing UPS’s financial statements and establishing effective internal control over financial reporting. Deloitte is responsible for auditing those financial statements and UPS’s internal control over financial reporting, and expressing an opinion on the conformity of UPS’s audited financial statements with generally accepted accounting principles and on the effectiveness of UPS’s internal control over financial reporting based on criteria established by the Committee of Sponsoring Organizations of the Treadway Commission.

The Audit Committee is responsible for appointing the independent registered public accounting firm, understanding the terms of the audit engagement, negotiating the fees for the audit engagement and approving the terms of the audit engagement. In this context, the Audit Committee discussed with Deloitte the terms of the audit engagement, the overall scope and plan for the audit, and the other matters required to be discussed by the Public Company Accounting Oversight Board’s (PCAOB) auditing standards. The Audit Committee had the opportunity to ask Deloitte questions relating to such matters.

The Audit Committee met with management and Deloitte to review and discuss the Company’s audited financial statements and the Company’s internal control over financial reporting. The Audit Committee discussed with management and Deloitte the critical accounting policies applied by UPS in the preparation of its financial statements, the quality, and not just the acceptability, of the accounting principles utilized, the reasonableness of significant accounting judgments, and the clarity of disclosures in the financial statements.

The Audit Committee met with Deloitte and UPS’s internal auditors, in each case with and without other members of management present, to discuss the results of their respective examinations, the evaluations of the Company’s internal control and the overall quality and integrity of the Company’s financial reporting. Additionally, the Audit Committee reviewed UPS’s internal audit plan and the performance, responsibilities, budget and staffing of UPS’s internal

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auditors. The Audit Committee met with members of management to discuss the Company’s legal and ethical compliance programs. The Audit Committee also oversaw compliance with and procedures for UPS’s receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing and other federal securities law matters, including confidential and anonymous submissions of these complaints.

Deloitte has provided the Audit Committee with the written disclosures and the letter required by the PCAOB regarding the independent registered public accountants’ communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte that firm’s independence. The Audit Committee also considered whether Deloitte’s provision of non-audit services to UPS was compatible with the independence of the independent registered public accountants. The Audit Committee has established a policy, discussed below, requiring the pre-approval of all audit and non-audit services provided to UPS by Deloitte. The Audit Committee reviewed and pre-approved all fees paid to Deloitte. These fees are described in the next section of this proxy statement.

Based on the review and the discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in UPS’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

In addition, as in prior years, the Audit Committee, along with management and UPS’s internal auditors, reviewed Deloitte’s 2016 performance as part of its consideration of whether to appoint Deloitte as UPS’s independent registered public accounting firm for 2017 and to recommend to the board that shareowners ratify this appointment. As part of this review, the Audit Committee considered the continued independence, objectivity and professional skepticism of Deloitte. The Audit Committee also considered, among other things, the length of time that Deloitte has served as UPS’s independent auditors, the breadth and complexity of UPS’s business and its global footprint and the resulting demands placed on its auditing firm in terms of expertise in UPS’s business, external data and management’s perception relating to the depth and breadth of Deloitte’s auditing qualification and experience, the quantity and quality of Deloitte’s staff and global reach, the appropriateness of Deloitte’s fees, the communication and interaction with the Deloitte team over the course of the prior year, PCAOB reports on Deloitte, and the potential impact of changing our independent registered public accounting firm.

The Audit Committee recognized the ability of Deloitte to provide both the necessary expertise to audit UPS’s business and the matching global footprint to audit UPS worldwide, as well as other factors, including the policies that Deloitte follows with respect to rotation of its key audit personnel, so that there is a new partner-in-charge at least every five years. The Audit Committee is involved in the selection of the new partner-in-charge of the audit engagement when there is a rotation required under applicable rules. Based on the results of its review, the Audit Committee concluded that Deloitte is independent and that it is in the best interests of UPS and its shareowners to appoint Deloitte to serve as UPS’s independent registered accounting firm for 2017. Consequently, the Audit Committee has appointed Deloitte as UPS’s independent auditors for 2017 and the board is recommending that UPS’s shareowners ratify this appointment.

The Audit Committee
Carol B. Tomé, Chair
Michael J. Burns
Candace Kendle
Rudy H.P. Markham

Principal Accounting Firm Fees

Aggregate fees billed to us for the fiscal years ended December 31, 2016 and 2015 by Deloitte, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates were:

	2016	2015
Audit Fees(1)	$14,493,000	$13,939,000
Audit-Related Fees(2)	$1,380,000	$1,351,000
Total Audit and Audit-Related Fees	$15,873,000	$15,290,000
Tax Fees(3)	$592,000	$797,000
All Other Fees	$0	$0
Total Fees	$16,465,000	$16,087,000
(1)	Consists of fees for the audit of our annual financial statements, internal control attestation procedures, statutory audits of foreign subsidiary financial statements and services associated with securities filings such as comfort letters and consents.
(2)	Consists of fees for employee benefit plan audits, independent service auditors’ reports and accounting consultations.
(3)	Consists of fees for tax compliance work and tax planning and advice services.

Our Audit Committee has established a policy requiring the pre-approval of all audit and non-audit services provided to us by Deloitte. The policy provides for pre-approval of audit, audit-related and tax services specifically described by the Audit Committee. The Audit Committee has delegated to its chair the authority to pre-approve permitted services between the Audit Committee’s regularly scheduled meetings, and the chair must report any pre-approval decisions to the Audit Committee at its next scheduled meeting for review by the Audit Committee. The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve permitted services of our independent registered public accounting firm.

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Shareowner Proposals

Proposal 5 — Shareowner Proposal to Prepare an Annual Report on Lobbying Activities

What am I voting on? Whether you want the board to prepare an annual report on UPS lobbying activities.

Voting Recommendation: The Board of Directors recommends that shareowners vote AGAINST this proposal because:

●	UPS is transparent and accountable with respect to lobbying and political activities
●	UPS was named a top company for political transparency and accountability six years in a row
●	UPS protects and promotes shareowner value by participating in the political process
●	The board provides independent oversight of UPS’s lobbying and political activities
Vote Required: The affirmative vote of the majority of the voting power of the shares present in person or by proxy.
Shareowner Proposal

Walden Asset Management, One Beacon Street, Boston, MA 02108, has advised us that it is the holder of 214,200 shares of our class B common stock and that it, along with co-proponents whose names, addresses and share ownership will be promptly provided upon oral or written request to the UPS Corporate Secretary at the UPS executive offices, intends to submit the proposal set forth below for consideration at the Annual Meeting.

Whereas, businesses have a recognized legal right to express opinions to legislators and regulators on public policy matters.

We believe in full disclosure of our company’s lobbying activities and expenditures to assess whether our lobbying is consistent with UPS’s expressed goals and in the best interests of shareholders.

Resolved, the shareholders of United Parcel Service (“UPS”) request the Board prepare a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.
2.	Payments by UPS used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.
3.	UPS’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.
4.	Description of the decision making process and oversight by management and the Board for making payments described in section 2 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which UPS is a member.

“Direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or another relevant Board committee and posted on the company’s website.

Shareowner’s Supporting Statement

As shareholders, we encourage transparency and accountability in the use of staff time and corporate funds to influence legislation and regulation both directly and indirectly. We appreciate UPS updating the website’s disclosure on political spending and lobbying but crucial information on UPS’s payments used for lobbying through trade associations is still secret.

UPS spent approximately $35.3 million in 2010 to 2015 on direct federal lobbying activities. (Senate Reports). These figures may not include grassroots lobbying to directly influence legislation by mobilizing public support or opposition and do not include lobbying expenditures in states that do not require disclosure.

For example, UPS does not disclose or explain to investors its contributions to the highly controversial American Exchange Legislative Council (ALEC) which adopted “model legislation” opposing renewable energy regulations and laws for states. UPS sits on ALEC’s Private Enterprise Board.

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Over 100 companies have left ALEC because of its controversial positions including BP, Coca Cola, General Electric, Google, Johnson & Johnson, McDonalds, Procter & Gamble, Shell, Unilever and Wal-Mart.

Finally, UPS sits on the Board of the U.S. Chamber of Commerce, which spent well over $1.2 billion lobbying since 1998. The Chamber is aggressively attacking the EPA and has sued to block the Clean Power Plan which addresses climate change. We urge UPS to utilize its role as a prominent Chamber Board member to challenge the Chamber’s negative climate policy.

Response of UPS’s Board

This proposal is unnecessary because of UPS’s already extensive disclosures regarding lobbying and political activities, the oversight provided by the Board of Directors, and the Company’s existing policies. Preparing a special report beyond UPS’s current voluntary and mandatory disclosures is not an efficient use of resources. Additionally, UPS’s shareowners previously rejected this proposal in 2012, 2013, 2014, 2015 and 2016.

UPS was named a top company for political transparency and accountability six years in a row.
The Center for Political Accountability Zicklin Index of Corporate Political Accountability and Disclosure ranked UPS #3 among S&P 500 companies for political transparency and accountability in 2016. This is the sixth year that UPS was named as one of the top companies. A copy of the 2016 ranking can be found at www. politicalaccountability.net.

UPS protects and promotes shareowner value by participating in the political process.
UPS’s business is subject to extensive regulation at the federal, state and local levels. We believe that UPS has a responsibility to its shareowners and employees to be engaged in the political process, including lobbying activities. UPS understands that individual shareowners may disagree with one or more positions expressed by certain organizations. In fact, given the variety of business issues in which many trade associations and other groups are engaged, UPS does not necessarily agree with all positions taken by every organization where UPS is a member. In these circumstances, the Company must weigh the utility of continued membership against the consequences of differing positions or opinions.

UPS is transparent and accountable.
UPS complies with all applicable law with respect to disclosing political and lobbying activities and, in some cases, goes beyond what is required. The following examples demonstrate UPS’s commitment to political transparency and accountability:

●

UPS Provides Significant Disclosures About Political Spending: UPS publishes semi-annual reports disclosing the amounts and recipients of any federal and state political contributions and expenditures made with corporate funds in the United States. UPS also discloses any payments to trade associations that receive $50,000 or more from the Company and that use a portion of the payment for political expenditures pursuant to 26 U.S.C. § 162(e)(1)(B). These reports can be found at www.investors.ups.com. As disclosed in our most recent report, UPS did not make any federal or state contributions or non-deductible political payments to covered trade associations during the July 1 – December 31, 2016 time period.

●

UPS Provides Detailed Information About Lobbying Activities: UPS files publicly available federal Lobbying Disclosure Act Reports each quarter. Links to these reports can be found on UPS’s web site at www.investors.ups.com. The reports provide information about expenditures for the quarter, describe the specific pieces of legislation that were the topic of communications, and identify the employees who lobbied on UPS’s behalf. UPS files similar periodic reports with state agencies reflecting state lobbying activities.

●

UPS Has Not Engaged in “Grassroots” Lobbying: In recent years, UPS has not engaged in any communications directed to the general public with respect to influencing specific legislation or regulations (defined in the shareowner proposal as a “grassroots lobbying communication”).

The Board provides independent oversight of UPS’s lobbying and political activities.
The President of UPS’s Public Affairs Group regularly reports to the Board of Directors and the Nominating and Corporate Governance Committee regarding UPS’s lobbying and political activities. In addition, the Nominating and Corporate Governance Committee of the Board of Directors, which is composed entirely of independent directors, reviews and approves UPS’s semi-annual political contribution report.

The Board of Directors also monitors UPS’s memberships in trade associations and other tax exempt organizations that engage in lobbying. UPS must often decide whether to participate in a variety of trade associations and other tax exempt organizations that engage in lobbying. The Company may participate when involvement is consistent with specific UPS business objectives. These decisions are subject to board oversight and are regularly reviewed by the Nominating and Corporate Governance Committee.

Furthermore, UPS’s decision-making process for lobbying activities is transparent. UPS’s Public Affairs Group works with senior management on furthering business objectives and on protecting and enhancing long-term shareowner value. This is accomplished by focused involvement at all levels of government. Moreover, the UPS Public Affairs Group must approve all lobbying activities and any payments to trade associations or other tax-exempt organizations that engage in lobbying activities.

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Additional lobbying disclosure is unnecessary.
UPS participates in the political process in accordance with good corporate governance practices. The board believes UPS’s lobbying activities are transparent and the adoption of this proposal is unnecessary given the information that is already publicly available. In addition, adoption of this proposal is not an efficient use of resources and will only serve to benefit the limited interests of a small group of shareowners.

Proposal 6 — Shareowner Proposal to Reduce the Voting Power of Class A Stock from Ten Votes Per Share to One Vote Per Share

What am I voting on? Whether you want the board to take steps to reduce the voting power of the Company’s class A stock from ten votes per share to one vote per share.

Voting Recommendation: The Board of Directors recommends that you vote AGAINST this proposal because:

●	UPS’s ownership structure has contributed to its long-term success
●	UPS class A shares are widely held with over 155,000 class A shareowners as of February 8, 2017
●	Elimination of this structure will not improve the corporate governance or the long-term financial performance of the Company
Voting Required: The affirmative vote of the majority of those shares present in person or represented by proxy and entitled to vote.
Shareowner Proposal

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, has advised us that he is the holder of not less than 50 shares of our class B common stock and that he intends to submit the proposal set forth below for consideration at the Annual Meeting.

Proposal 6— Give Each Share An Equal Vote

RESOLVED: Shareholders request that our Board take steps to ensure that all of our company’s outstanding stock has one-vote per share in each voting situation. This would encompass all practicable steps including encouragement and negotiation with shareholders, who have more than one vote per share, to request that they relinquish, for the common good of all shareholders, any preexisting rights, if necessary.

This proposal is not intended to unnecessarily limit our Board’s judgment in crafting the requested change in accordance with applicable laws and existing contracts. This proposal is important because certain shares have super-sized voting power with 10-votes per share compared to one-vote per share for other shareholders. Plus there are further voting limitations on the shares with one-vote per share.

With stock having 10-times more voting power our company takes our shareholder money but does not give us in return an equal voice in our company’s management. Without a voice, shareholders cannot hold management accountable. Plus we had no right to call a special meeting or act by written consent. And we had provisions mandating an 80%-vote in order to make a certain improvements to our corporate governance. The 2016 proposal on this topic won 500 million UPS yes-votes.

Also, the 2016 proposal on this topic, submitted to Ford Motor, won the all-time highest support for any Ford shareholder proposal – 1.7 Billion yes-votes.

Please vote to protect shareholder value:

Give Each Share An Equal Vote — Proposal 6
Response of UPS’s Board

UPS is an employee owned and managed company. Current and former employees and their families have been the primary shareowners of the Company since its founding in 1907. As a result, our current and former employees have a significant interest in UPS’s long-term success.

The Company’s current ownership structure, which has been in place since UPS became a public company in 1999, includes class A and class B common stock. The class A shares are held by current and former UPS employees and their families, many of whom owned UPS shares before the Company’s initial public offering. The Company’s class B shares are publicly traded. Class A shareowners are entitled to ten votes per share and class B shareowners are entitled to one vote per share.

UPS’s ownership structure has contributed to its long-term success.
Our ownership structure allows the Company to pursue long-term growth strategies and avoid the drawbacks associated with excessive emphasis on short-term goals. In this regard, the

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interests of UPS employees and class B shareowners are aligned. Management is able to run the Company with a sense of purpose by focusing on sustainable value creation that benefits all of the Company’s constituents. We believe that the benefits of our ownership structure are reflected in various financial metrics used to measure UPS, especially when compared with our competitors.

Our class A shareowners’ interests go well beyond UPS’s current stock price and focus on the long-term success of the Company. Since its humble beginnings in 1907, UPS has become the world’s largest package delivery company, a leader in the U.S. less-than-truckload industry and the premier provider of global supply chain management solutions. We owe our success, to a significant degree, to the commitment our ownership structure inspires in our employee owners.

UPS Class A shares are widely held.
The board strongly disagrees with this proposal’s characterization of UPS’s ownership structure. Some companies maintain multiple classes of stock in order to concentrate voting power with a limited number of people (such as company founders) who have unique interests that may not necessarily align with those of other shareowners. In contrast, UPS’s class A shares are widely held by current and former employees, from hourly employees to executive officers. In fact, there were over 155,000 holders of class A shares as of February 8, 2017.

Finally, UPS’s ownership structure should be considered in light of our strong corporate governance practices, as discussed beginning on page 12 of our proxy statement. All but one UPS director nominee is independent, all UPS directors are elected annually by a majority of votes cast in uncontested director elections, only independent directors serve on the board’s Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee, and we have an independent lead director.

For the reasons discussed above, the board believes that UPS’s ownership structure continues to be in the best interests of the Company and its shareowners. Elimination of this structure will not improve the corporate governance or the long-term financial performance of the Company. The board also believes that our shareowners agreed with this assessment when they rejected similar proposals at our Annual Meeting of Shareowners in 2013, 2014, 2015 and 2016.

Proposal 7 — Shareowner Proposal to Adopt Holy Land Principles

What am I voting on? Whether you want the board to take steps to implement the “Holy Land Principles”.

Voting Recommendation: The Board of Directors recommends that you vote AGAINST this proposal because:

●	UPS has existing policies to promote fair employment practices, equal employment opportunities and diversity
●	UPS values and promotes diversity and workplace equality
●	UPS’s policies substantially address the objectives of this proposal
Voting Required: The affirmative vote of the majority of those shares present in person or represented by proxy and entitled to vote.
Shareowner Proposal

The Holy Land Principles, Inc., P.O. Box 15128 Washington, D.C. 20003-0849, has advised us that it is the holder of 49 shares of our class B common stock and that it intends to submit the proposal set forth below for consideration at the Annual Meeting.

WHEREAS, UPS has operations in Palestine-Israel;

WHEREAS, achieving a lasting peace in the Holy Land – with security for Israel and justice for Palestinians – encourages us to promote a means for establishing justice and equality;

WHEREAS, fair employment should be the hallmark of any American company at home or abroad and is a requisite for any just society;

WHEREAS, Holy Land Principles Inc., a non-profit organization, has proposed a set of equal opportunity employment principles to serve as guidelines for corporations in Palestaine-Israel.

These are:

1.	Adhere to equal and fair employment practices in hiring, compensation, training, professional education, advancement and governance without discrimination based on national, racial, ethnic or religious identity.
2.	Identify underrepresented employee groups and initiate active recruitment efforts to increase the number of underrepresented employees.
3.	Develop training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade, and improve the skills of minority employees.
4.	Maintain a work environment that is respectful of all national, racial, ethnic and religious groups.

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5.	Ensure that layoff, recall and termination procedures do not favor a particular national, racial, ethnic or religious group.
6.	Not make military service a precondition or qualification for employment for any position, other than those positions that specifically require such experience, for the fulfillment of an employee’s particular responsibilities.
7.	Not accept subsidies, tax incentives or other benefits that lead to the direct advantage of one national, racial, ethnic or religious group over another.
8.	Appoint staff to monitor, oversee, set timetables, and publicly report on their progress in implementing the Holy Land Principles.

RESOLVED: Shareholders request the Board of Directors to: Make all possible lawful efforts to implement and/or increase activity on each of the eight Holy Land Principles.

Shareowner’s Supporting Statement

The proponent believes that United Parcel Service benefits by hiring from the widest available talent pool. An employee’s ability to do the job should be the primary consideration in hiring and promotion decisions.

Implementation of the Holy Land Principles – which are both pro-Jewish and pro-Palestinian – will demonstrate concern for human rights and equality of opportunity in its international operations.

Please vote your proxy FOR these concerns.

Response of UPS’s Board

UPS has existing policies to promote fair employment practices, equal employment opportunities and diversity.
This proposal is unnecessary because of UPS’s existing policies and practices focused on equal employment opportunities and the Company’s commitment to diversity. UPS is committed to a policy of treating individuals fairly and recruiting, selecting, training, promoting and compensating based on merit, experience and other work-related criteria. We comply with all laws governing fair employment and labor practices. We do not discriminate against any applicant for employment or any employee in any aspect of their employment at UPS because of age, race, religion, sex, disability, sexual orientation, gender identity, military status, pregnancy, national origin or veteran status. All UPS employees are vested with the opportunity and responsibility to ensure a workplace of fairness, dignity, and respect for one another – and to foster an environment of inclusion.

UPS values and promotes diversity and workplace equality.
Our Company also places great value on diversity and has adopted policies that promote human rights, diversity, and fair treatment in the workplace. We see the dynamics of different geographies, cultures, and perspectives at play every day in the course of doing business. The Company’s diversity and inclusion initiatives benefit the economic sustainability of our business by strengthening our workplace environment which in turn, helps us to better understand and meet the needs of our customers. Thus, we believe that our diverse workforce is integral to our success. Furthermore, as emphasized in our Code of Business Conduct (which is available in various languages on the governance section of our investor relations website, at www.investors. ups.com), UPS supports the protection of basic human rights throughout our world-wide operations and strives to ensure that human rights – which address such areas as equality, employee well-being and security, personal freedom from persecution, and economic, social and cultural freedom – are respected and protected.

In addition to our policies, procedures and values, UPS has allocated resources to the promotion of workplace equality and its commitment to diversity. Company leaders from a variety of functions and global locations champion the Company’s global equality, diversity and inclusion initiatives, and bring awareness about the organization’s diversity and inclusion policies and processes to the entire organization.

UPS’s policies are implemented globally.
We believe that UPS’s operations substantially conform to the objectives in the Holy Land Principals Proposal. UPS promotes equal and fair employment practices globally; we are active in promoting diversity and inclusion; and we strive for a work environment free of harassment and discrimination. In addition, UPS monitors and reports progress on the Company’s efforts that “support our goal of creating more of a humanized workplace” through our annual Corporate Sustainability Report available at www.sustainability.ups.com.

Accordingly, implementation of the Holy Land Principles is unnecessary and not in the best interests of the Company, its shareowners or its employees. The board also believes that our shareowners agreed with this assessment when they rejected the same proposal at our Annual Meeting of Shareowners in 2016.

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Important Information About Voting at the 2017 Annual Meeting
What is included in the proxy materials, and why am I receiving them?

The proxy materials for our Annual Meeting of Shareowners include this proxy statement and notice of the 2017 Annual Meeting, as well as our 2016 Annual Report. If you received paper copies of these materials, you also received a proxy card or voting instruction form. We began distributing the proxy statement, Annual Meeting notice and proxy card, or a Notice of Internet Availability of Proxy Materials (the “Notice”), on March 13, 2017.

When you vote you appoint each of David P. Abney and Norman M. Brothers, Jr. to vote your shares at the Annual Meeting as you have instructed them. If a matter that is not on the form of proxy is voted on, then you appoint them to vote your shares in accordance with their best judgment. This allows your shares to be voted whether or not you attend the Annual Meeting.

Why did some shareowners receive a Notice of Internet Availability of Proxy Materials while others received a printed set of proxy materials?

We are allowed to furnish our proxy materials to requesting shareowners over the Internet, rather than by mailing printed copies, so long as we send them a Notice. The Notice tells how to access and review the proxy statement and annual report and vote over the Internet at www.proxyvote.com. If you received the Notice and would like to receive printed proxy materials, follow the instructions in the Notice.

If you received printed proxy materials you will not receive the Notice, but you may still access our proxy materials and submit your proxy over the Internet at www.proxyvote.com.

Can I receive future proxy materials and annual reports electronically?

Yes. This proxy statement and the 2016 Annual Report are available on our investor relations website at www.investors. ups.com. Instead of receiving a Notice or paper copies of the proxy materials in the mail, shareowners can elect to receive emails that provide links to our future annual reports and proxy materials on the Internet. Opting to receive your proxy materials electronically will reduce costs and the environmental impact of our annual meetings and will give you an automatic link to the proxy voting site.

If you are a shareowner of record and wish to enroll in the electronic proxy delivery service for future meetings, you may do so by going to www.icsdelivery.com/ups and following the prompts. If you hold class B shares through a bank or broker, please refer to your voting instruction form, the Notice or other information provided by your bank or broker for instructions on how to elect this option.

Who is entitled to vote?

Holders of our class A common stock and our class B common stock at the close of business on March 6, 2017 are entitled to vote. This is referred to as the “Record Date”.

A list of shareowners entitled to vote at the Annual Meeting will be available in electronic form at the Annual Meeting on May 4, 2017 and will be accessible in electronic form for ten days prior to the meeting at our principal place of business, 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328, and at the offices of Morris, Nichols, Arsht & Tunnell, 1201 North Market Street, Wilmington, Delaware 19899, between the hours of 9:00 a.m. and 5:00 p.m.

To how many votes is each share of common stock entitled?

Holders of class A common stock are entitled to ten votes per share. Holders of class B common stock are entitled to one vote per share. On the Record Date, there were 179,600,527 shares of our class A common stock and 689,696,627 shares of our class B common stock outstanding and entitled to vote.

The voting rights of any shareowner or group of shareowners, other than any of our employee benefit plans, that beneficially owns shares representing more than 25% of our voting power are limited so that the shareowner or group may cast only one one-hundredth of a vote with respect to each vote in excess of 25% of the outstanding voting power.

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How do I vote?

If you hold class B shares through a bank or broker, please refer to your voting instruction form, the Notice or other information forwarded by your bank or broker to see which voting options are available to you. Shareowners of record may vote as described below:

●	In Person. You may vote in person if you attend the Annual Meeting.
●

By Internet. You can vote in advance of the Annual Meeting via the Internet at www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on May 3, 2017.

●	By Smartphone or Tablet. Scan the QR code below to vote using your smartphone or tablet any time until 11:59 Eastern Time on May 3, 2017.
●

By Telephone. If you received a proxy card by mail, the toll-free telephone number is noted on your proxy card. Telephone voting is available 24 hours a day at 1-800-690-6903 and will be accessible until 11:59 p.m. Eastern Time on May 3, 2017.

●	By Mail. If you received a proxy card by mail and choose to vote in advance by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope.

If you hold class A shares in the UPS Stock Fund in the UPS 401(k) Savings Plan, you may vote your shares over the Internet, by telephone, by mail or in person at the Annual Meeting as if you were a registered shareowner.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance. If you vote by Internet or by telephone, you do not need to return your proxy card.

The method you use to vote in advance will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares through a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the bank, broker or other holder of record to be able to vote at the Annual Meeting.

BENEFICIAL SHAREOWNERS VOTING OPTIONS

If you are a beneficial owner, you will receive instructions from your bank, broker or other nominee that you must follow in order for your shares to be voted. Many of these institutions offer telephone and online voting.

Can I revoke my proxy or change my vote?

Shareowners of record may revoke their proxy or change their vote at any time before the polls close at the Annual Meeting by:

●	submitting a subsequent proxy by Internet, by smartphone or tablet, by telephone or by mail with a later date;
●	sending a written notice to our Corporate Secretary at 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328; or
●	voting in person at the Annual Meeting.

If you hold class B shares through a bank or broker, please refer to your proxy card, the Notice or other information forwarded by your bank or broker to see how you can revoke your proxy and change your vote.

How many votes do you need to hold the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum. A quorum is necessary to hold the Annual Meeting and conduct business. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is present.

What happens if I do not provide voting instructions or if a nominee is unable to stand for election?

If you sign and return a proxy but do not provide voting instructions, your shares will be voted as recommended by the board.

If a director nominee is unable to stand for election, the board may either reduce the number of directors that serve on the board or designate a substitute nominee. If the board designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.

www.upsannualmeeting.com	65

Will my shares be voted if I do not vote by Internet, by smartphone or tablet, by telephone or by signing and returning my proxy card?

If you are a shareowner of record of class A shares or class B shares and you do not vote, then your shares will not count in deciding the matters presented for shareowner consideration at the Annual Meeting.

If your class A shares are held in the UPS Stock Fund in the UPS 401(k) Savings Plan and you do not vote, then the Plan trustee will vote your shares for each proposal in the same proportion as the shares held under the Plan for which voting instructions were received.

If your class B shares are held in street name through a bank or broker, your bank or broker may vote your class B shares under certain limited circumstances if you do not provide voting instructions before the Annual Meeting. These circumstances include voting your shares on “routine matters” as defined by NYSE rules related to voting by banks and brokers, such as the ratification of the appointment of our independent registered public accounting firm described in this proxy statement. With respect to this proposal, therefore, if you do not vote your shares, your bank or broker may vote your shares on your behalf or leave your shares unvoted.

The remaining proposals are not considered “routine matters” under NYSE rules relating to voting by banks and brokers. When a proposal is not a routine matter and the brokerage firm has not received voting instructions, the brokerage firm cannot vote the shares on that proposal. Shares that banks and brokerage firms are not authorized to vote are called “broker non-votes.” Broker non-votes that are represented at the Annual Meeting will be counted for purposes of establishing a quorum but not for determining the number of shares voted for or against the non-routine matter.

We encourage you to provide instructions to your bank or brokerage firm by voting your proxy so that your shares will be voted at the Annual Meeting in accordance with your wishes.

What is the vote required for each proposal to pass, and what is the effect of abstentions and uninstructed shares on each of the proposals?

Our Bylaws provide for majority voting in uncontested director elections. Therefore, a nominee will only be elected if the number of votes cast for the nominee’s election is greater than the number of votes cast against that nominee. See “Corporate Governance – Majority Voting and Director Resignation Policy” for an explanation of what would happen if more votes are cast against a nominee that for the nominee. Abstentions are not considered votes cast for or against the nominee. For each other proposal to pass, in accordance with our Bylaws, the proposal must receive the affirmative vote of a majority of the voting power of the shares present in person or by proxy at the Annual Meeting and entitled to vote.

The following table summarizes the votes required for each proposal to pass and the effect of abstentions and uninstructed shares on each proposal.

Proposal Number	Item	Votes Required for Approval	Abstentions	Uninstructed shares
1.	Election of 12 directors	Majority of votes cast	No effect	No effect
2.	Say on Pay	Majority of the voting power of	Same as
		the shares present in person or by proxy	votes against	No effect
3.	Say When on Pay	Majority of the voting power of	Same as
		the shares present in person or by proxy	votes against	No effect
4.	Ratification of independent registered	Majority of the voting power of	Same as	Discretionary voting
	public accounting firm	the shares present in person or by proxy	votes against	by broker permitted
5. - 7.	Shareowner proposals	Majority of the voting power of	Same as
		the shares present in person or by proxy	votes against	No effect

66	Notice of Annual Meeting of Shareowners and 2017 Proxy Statement

What do I need to bring to attend the Annual Meeting in person?

You need proof of your share ownership (such as a recent brokerage statement or a letter from your broker showing that you owned shares of United Parcel Service, Inc. common stock as of the Record Date) and a form of government-issued photo identification. If you do not have proof of ownership and valid photo identification, you may not be admitted to the Annual Meeting. All bags, briefcases and packages will be held at registration and will not be allowed in the Annual Meeting.

What does it mean if I receive more than one Notice, proxy card or voting instruction form?

This means that your shares are registered in different names or are held in more than one account. To ensure that all shares are voted, please vote each account by using one of the voting methods as described above.

When and where will I be able to find the voting results?

You can find the official results of the voting at the Annual Meeting in our Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment as soon as they become available.

www.upsannualmeeting.com	67

Other Information for Shareowners

Solicitation of Proxies

We will pay our costs of soliciting proxies. Directors, officers and other employees, acting without special compensation, may solicit proxies by mail, email, in person or by telephone. We will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending our proxy materials and Notice to, and obtaining voting instructions relating to the proxy materials and Notice from, shareowners. In addition, we have retained Georgeson to assist in the solicitation of proxies for the Annual Meeting at a fee of approximately $10,000 plus associated costs and expenses.

Householding

We have adopted a procedure approved by the SEC called “householding” under which multiple shareowners who share the same last name and address and do not participate in electronic delivery will receive only one copy of the annual proxy materials or Notice unless we receive contrary instructions from one or more of the shareowners. If you wish to opt out of householding and continue to receive multiple copies of the proxy materials or Notice at the same address, or if you have previously opted out and wish to participate in householding, you may do so by notifying us in writing or by telephone at: UPS Investor Relations, 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328, (404) 828-6059, and we will promptly deliver the requested materials. You also may request additional copies of the proxy materials or Notice by notifying us in writing or by telephone at the same address or telephone number.

Shareowner Proposals and Nominations for Director at the 2018 Annual Meeting

Shareowners who, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, wish to present proposals for inclusion in the proxy materials to be distributed in connection with the 2018 Annual Meeting of Shareowners must submit their proposals so that they are received by our Corporate Secretary at 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328 no later than the close of business on November 13, 2017. Any proposal will need to comply with SEC regulations regarding the inclusion of shareowner proposals in company-sponsored proxy material.

Shareowners who wish to propose business or nominate persons for election to the Board of Directors at the 2018 Annual Meeting of Shareowners, and the proposal or nomination is not intended to be included in our 2018 proxy materials, must provide a notice of shareowner business or nomination in accordance with Section 10.1 of our Bylaws. In order to be properly brought before the 2018 Annual Meeting of Shareowners, Section 10.1 of our Bylaws requires that a notice of a matter the shareowner wishes to present (other than a matter brought pursuant to Rule 14a-8), or the person or persons the shareowner wishes to nominate as a director, must be received by our Corporate Secretary not less than 120 days prior to the first anniversary of the date on which we first mailed the proxy statement for the preceding year’s Annual Shareowners Meeting. Therefore, any notice intended to be given by a shareowner with respect to the 2018 Annual Meeting of Shareowners pursuant to our Bylaws must be received by our Corporate Secretary at 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328 no later than November 13, 2017. However, if the date of our 2018 Annual Meeting occurs more than 30 days before or 30 days after May 4, 2018, the anniversary of the 2017 Annual Meeting, a shareowner notice will be timely if it is received by our Corporate Secretary by the later of (a) the close of business on the 120th day prior to the date of the 2018 Annual Meeting and (b) the close of business on the 10th day following the day on which we first make a public announcement of the date of the 2018 Annual Meeting.

To be in proper form, a shareowner’s notice must be a proper subject for shareowner action at the Annual Meeting and must include the specified information concerning the proposal or nominee as described in Section 10.1 of our Bylaws. Our Bylaws are available on the governance page of our investor relations website at www.investors.ups.com.

2016 Annual Report on Form 10-K

A copy of our 2016 Annual Report on Form 10-K, including financial statements, as filed with the SEC may be obtained without charge upon written request to: Corporate Secretary, 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328. It is also available on our investor relations website at www.investors.ups.com.

68	Notice of Annual Meeting of Shareowners and 2017 Proxy Statement

Other Business

Our Board of Directors is not aware of any business to be conducted at the Annual Meeting other than the proposals described in this Proxy Statement. Should any other matter requiring a vote of the shareowners arise, the persons named in the accompanying proxy card will vote in accordance with their best judgment. A proxy granted by a shareowner in connection with the Annual Meeting will give discretionary authority to the named proxy holders to vote on any such matters that are properly presented at the Annual Meeting, subject to SEC rules.

www.upsannualmeeting.com	69

ANNUAL MEETING OF SHAREOWNERS

Thursday, May 4, 2017, at 8:00 a.m. eastern time

The Hotel du Pont 11th and Market Streets Wilmington, Delaware 19801

UNITED PARCEL SERVICE, INC.
ANNUAL MEETING OF SHAREOWNERS AS OF MARCH 6, 2017
TO BE HELD ON MAY 4, 2017

Your vote is important. Thank you for voting.

Read the proxy statement and have the voting instruction form below at hand. Please note that the telephone and Internet voting ends at 11:59 p.m. ET on May 3, 2017.

Vote by Internet:	www.proxyvote.com, or scan the QR Barcode above.

Vote by Phone:	1-800-454-8683

Vote by Mail:	Use the envelope enclosed

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E18523-P88329

Important Notice Regarding the Availability of Proxy Materials for the Shareowner Meeting. The following materials are available at www.proxyvote.com: Notice and Proxy Statement and Annual Report

The board of directors recommends you vote FOR all 12 director nominees and FOR Proposal 2.

1.	To elect 12 directors nominated by the board of directors to serve until the 2018 annual meeting of shareowners.
	Nominees:		For	Against	Abstain

	1a)	David P. Abney	☐	☐	☐

	1b)	Rodney C. Adkins	☐	☐	☐

	1c)	Michael J. Burns	☐	☐	☐

	1d)	William R. Johnson	☐	☐	☐

	1e)	Candace Kendle	☐	☐	☐

	1f)	Ann M. Livermore	☐	☐	☐

	1g)	Rudy H.P. Markham	☐	☐	☐

	1h)	Franck J. Moison	☐	☐	☐

	1i)	Clark T. Randt, Jr.	☐	☐	☐

	1j)	John T. Stankey	☐	☐	☐

	1k)	Carol B. Tomé	☐	☐	☐

	1l)	Kevin M. Warsh	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date

PLEASE "X" HERE ONLY IF YOU PLAN TO ATTEND THE MEETING AND VOTE THESE SHARES IN PERSON		☐
		For	Against	Abstain
2.	To approve the advisory resolution on executive compensation.	☐	☐	☐

The board of directors recommends you vote FOR three years (triennial).	1 Year	2 Years	3 Years	Abstain

3.	To approve the advisory vote on the frequency of future advisory votes on executive compensation. ☐	☐	☐	☐

The board of directors recommends you vote FOR Proposal 4.		For	Against	Abstain

4.	To ratify the appointment of Deloitte & Touche LLP as UPS's independent registered public accounting firm for the year ending December 31, 2017.	☐	☐	☐

The board of directors recommends you vote AGAINST the following shareowner proposal:

5.	To prepare an annual report on lobbying activities.	☐	☐	☐

The board of directors recommends you vote AGAINST the following shareowner proposal:

6.	To reduce the voting power of class A stock from 10 votes per share to one vote per share.	☐	☐	☐

The board of directors recommends you vote AGAINST the following shareowner proposal:

7.	To adopt Holy Land Principles.	☐	☐	☐

In their discretion upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

UNITED PARCEL SERVICE, INC.
INVESTOR RELATIONS B1F7
55 GLENLAKE PARKWAY, N.E.
ATLANTA, GA 30328

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 3, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 3, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to United Parcel Service, Inc. c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE SHAREOWNER COMMUNICATIONS

If you would like to reduce the costs incurred by United Parcel Service, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareowner communications electronically in future years.

If you vote by Internet or phone, you do not need to return this card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E18496-P88265-Z69543	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
UNITED PARCEL SERVICE, INC.

The board of directors recommends you vote FOR all 12 director nominees and FOR Proposal 2.

1.	To elect 12 directors nominated by the board of directors to serve until the 2018 annual meeting of shareowners.
	Nominees:		For	Against	Abstain

	1a)	David P. Abney	☐	☐	☐

	1b)	Rodney C. Adkins	☐	☐	☐

	1c)	Michael J. Burns	☐	☐	☐

	1d)	William R. Johnson	☐	☐	☐

	1e)	Candace Kendle	☐	☐	☐

	1f)	Ann M. Livermore	☐	☐	☐

	1g)	Rudy H.P. Markham	☐	☐	☐

	1h)	Franck J. Moison	☐	☐	☐

	1i)	Clark T. Randt, Jr.	☐	☐	☐

	1j)	John T. Stankey	☐	☐	☐

	1k)	Carol B. Tomé	☐	☐	☐

	1l)	Kevin M. Warsh	☐	☐	☐

Please indicate if you plan to attend this meeting.			☐ Yes	☐ No

		For	Against	Abstain
2.	To approve the advisory resolution on executive compensation.	☐	☐	☐

The board of directors recommends you vote FOR three years (triennial).	1 Year	2 Years	3 Years	Abstain

3.	To approve the advisory vote on the frequency of future advisory votes on executive compensation. ☐	☐	☐	☐

The board of directors recommends you vote FOR Proposal 4.		For	Against	Abstain

4.	To ratify the appointment of Deloitte & Touche LLP as UPS's independent registered public accounting firm for the year ending December 31, 2017.	☐	☐	☐

The board of directors recommends you vote AGAINST the following shareowner proposal:

5.	To prepare an annual report on lobbying activities.	☐	☐	☐

The board of directors recommends you vote AGAINST the following shareowner proposal:

6.	To reduce the voting power of class A stock from 10 votes per share to one vote per share.	☐	☐	☐

The board of directors recommends you vote AGAINST the following shareowner proposal:

7.	To adopt Holy Land Principles.	☐	☐	☐

In their discretion upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date